AMENDMENT NO.2

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                          BIOSHIELD TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)


 Georgia                                   2842                                       58-2181628
(State or jurisdiction of         (Primary Standard Industrial                     (I.R.S. Employer
incorporation or organization)     Classification Code Number)                       Identification Number)

                          BioShield Technologies, Inc.
                          4405 International Boulevard
                                   Suite B-109
                             Norcross, Georgia 30093
                                 (770) 925-3432
                   (Address and telephone number of principal
               executive offices and principal place of business)


                                Timothy C. Moses
                          BioShield Technologies, Inc.
                   4405 International Boulevard, Suite B-109
                             Norcross, Georgia 30093
                                 (770) 925-3432
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:


     Raymond L. Moss, Esq.
     Sims Moss Kline & Davis LLP                Bruce A. Cheatham, Esq.
     400 Northpark Town Center, Suite 310       Winstead, Sechrest & Minick P.C.
     1000 Abernathy Road, N.E.                  5400 Renaissance Tower
                                                1201 Elm Street
     Atlanta, Georgia  30328                    Dallas, Texas 75270
     (770) 481 7200                            (214) 745-5400
     (770) 481-7210 FAX                        (214) 745-5390 FAX
       Approximate date of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                        Calculation of Registration Fee

Title of Each Class of             Amount to be      Proposed Maximum          Proposed Maximum           Amount of
 Securities to be Registered        Registered   Offering Price per Share  Aggregate Offering Price   Registration Fee
                                        (1)                  (1)                   (1)

Units                                  862,500           $11.00                 $9,487,500               $2,799
Common Stock, no
par value (2)                         1,725,000             (2)                     (2)                      (2)
Redeemable Common Stock
  Purchase Warrants (2)               1,725,000              (2)                   (2)                      (2)
Common Stock, no
par value (3)                         1,725,000            $13.20                $22,770,000               $6,717
Underwriters' Warrants (4)            $75,000             $0.01                     $100                      $1
Units Underlying the
Underwriters' Warrants               $75,000             $13.20                 $990,000                  $292
Common Stock, no
par value (5)                          150,000             (5)                     (5)                     (5)
Redeemable Common Stock
Purchase Warrants                      75,000              (5)                     (5)                      (5)
Common Stock, no
par value (3)(6)                     $  75,000            $13.20                $990,000                  $292
Total                                                                          $27,007,575               $10,101

(1) Estimated solely for the purpose of calculating the registration fee. (2) Included in the Units. No additional registration fee is required. (3) Issuable upon the exercise of Redeemable Common Stock Purchase Warrants. Pursuant to Rule 416 there are also registered an indeterminate number of shares of Common Stock, which may be issued pursuant to the antidlution provisions applicable to the Redeemable Common Stock Purchase Warrants, the Underwriters' Warrants and the Redeemable Common Stock Purchase Warrants issuable under the Underwriters Warrants. (4) Underwriters' Warrants to purchase up to 75,000 Units, consisting of an aggregate of 150,000 shares of Common Stock and 75,000 Warrants. (5) Included in the Units underlying the Underwriters' Warrants. No additional registration fee is required. (6) Issuable upon exercise of Redeemable Common Stock Purchase Warrants underlying the Underwriters' Units.

                                 SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 1998
PROSPECTUS
                          BioShield Technologies, Inc.
                                 750,000 Units
               Consisting of 1,500,000 Shares of Common Stock and
                1,500,000 Redeemable Common Stock Purchase Warrants
BioShield Technologies, Inc. (the "Company") is hereby offering 750,000 Units, each unit (the "Unit") consisting of two shares (the "Shares") of Common Stock, no par value (the "Common Stock"), and two Redeemable Common Stock Purchase Warrants (the "Warrants") . The Units, the Shares and the Warrants offered hereby are referred to collectively as the "Securities." The Shares and Warrants included in the Units may not be separately traded until six months after the date of this Prospectus, unless earlier separated upon ten days' prior written notice from Tejas Securities Group, Inc. to the Company. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of 120% of the Initial Public Offering price per share, commencing at any time after the Common Stock and Warrants become separately tradable and until five years from the date of this Prospectus. Commencing on 6 months from the date of this Prospectus, the Warrants are subject to redemption by the Company at $0.05 per Warrant at any time on thirty days, prior written notice, provided that the closing price for the Common Stock has equalled or exceeded [200% of the offering price]for ten consecutive trading days. The Warrant exercise price is subject to adjustment under certain circumstances. See "Description of Securities."
     Prior to this offering, there has been no public market for the Securities, and there can be no asssurance that an active market will develop. It is currently anticipated that the initial public offering price of the Units will be $10.00-$11.00 per Unit. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied to list the Units , Common Stock and Warrants on the NASDAQ Small Cap Market ("NASDAQ") under the symbols "BSTI.U" , "BSTI" and "BSTI.W", respectively.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 HEREOF CONCERNING THE COMPANY AND THIS OFFERING. PROSPECTIVE INVESTORS SHOULD ALSO CONSIDER THE FACT THAT THEIR INVESTMENT WILL RESULT IN IMMEDIATE SUBSTANTIAL DILUTION. SEE "DILUTION." THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                        Underwriting
                    Price to          Discounts and            Proceeds to
                     Public           Commissions(1)             Company(2)


Per Unit............................                $                   $

Total  (2)(3)                                      $                    $
$

1) In addition, the Company has agreed to pay Tejas SecuritiesGroup,Inc., Redstone Securities, Inc., and Seaboard Securities, Inc. (collectively, the "Representatives"), a 2.00% nonaccountable expense allowance and to sell to the Underwriter warrants exerciseable for four years commencing one year from the date of this Prospectus to purchase 75,000 Units at 120% of the public offering price (the "Underwriters Warrants"). The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 , as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of $423,540 payable by the Company, including the Representative's 2.00% nonaccountable expense allowance. The Selling Shareholders will pay a pro-rata portion of the selling expenses if the over-allotment option is exercised. See "Underwriting."


(3) The Company has granted to the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 112,500 Units, consisting of 225,000 shares of Common Stock owned by Timothy C. Moses and Jacques Elfersy, the founders and Senior Management of the Company (the "Selling Shareholders") and 225,000 Warrants on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriters' over-allotment option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions, Proceeds to the Company, and Proceeds to Selling Shareholders will be $ , $ and $ , respectively. See "Underwriting."

The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters on a "firm commitment basis" and subject to approval of certain legal matters by counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering without notice and to reject any order, in whole or in part. It is expected that delivery of Common Stock and Warrant certificates will be made against payment therefor at the offices of Tejas Securities Group, Inc. in Dallas, Texas on or about September , 1998.
                          Tejas Securities Group, Inc.
                           Redstone Securities, Inc.
                           Seaboard Securities, Inc.
                     The date of this Prospectus is September  ,1998


                             ADDITIONAL INFORMATION

         The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (including any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus regarding the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and the schedules thereto filed with the Commission may be inspected, without charge, at the Commission's public reference facilities located at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at:
Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661; and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such materials also may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.


         As a result of this offering, the Company will become subject to the reporting requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy statements and other information with the Commission. The Company will furnish its shareholders with annual reports containing audited consolidated financial statements certified by independent public accountants following the end of each fiscal year, proxy statements and quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

         The Company has applied for listing of the Securities on The Nasdaq SmallCap Market. There can be no assurance that the Company's Securities will be accepted for listing. Reports, proxy statements and other information concerning the Company will be available for inspection at the principal office of The Nasdaq Stock Market, Inc. at 1735 K Street, Washington, DC 20006-1500.

                                         ---------------------------------


CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVERALLOTMENT, ENTERING STABILIZATION BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS, AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE SECURITIES ON NASDAQ IN CONNECTION WITH THE COMMON STOCK AND WARRANTS ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

UNTIL ______________, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (included notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information herein is presented on the basis that the over-allotment option and underwriters' warrants are not exercised. The securities offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under "Risk Factors."


                                   The Company

BioShield Technologies, Inc. (the "Company") is a development stage company engaged in the development, marketing, and sale of surface modifying antimicrobials and biostatic products, primarily through third party licensing arrangements. The Company's primary focus is to exploit its proprietary technology to become the leader in topical antimicrobials and biocides for consumer, industrial and institutional markets, environmental services, and medical device markets. BioShield products are an easily applied reactive coating technology that modifies surfaces of all types, by creating an invisible covalent bond between surfaces and a variety of chemical agents. The italicized terms used in this Prospectus are defined in the Glossary beginning on page 48.

         The Company focuses on providing value added and unique antimicrobial solutions to a variety of industries and product categories. Examples of products in the market or under development that utilize the BioShield technology include surface-borne and air-borne products which remove or eliminate certain allergens from the air which may cause respiratory discomfort or asthma, nine (9) consumer products exhibiting residual antimicrobial efficacy, a powder form of add-mixture for the control of specialty microorganisms. The Company is in the early stages of developing a bio-barrier treatment for acute wound care and a product that seeks to control food borne contaminants.

         The Company's technology is currently available in four (4) different delivery and enhanced performance systems, and current research on three (3) other delivery systems are underway. All of the newly developed antimicrobials are based on the ability of the Company to modify its molecular structure to suit the required needs of a particular product category or performance characteristics, such as slow release of antibiotics or drugs. The Company's core products are essentially non-toxic for their intended uses. The Company believes that no other known antimicrobial products combine the abilities to covalently bond on a long-term basis, are generally as safe, effective, variable and environmentally friendly or have the capability for so many applications.


         The Company is commercializing its antimicrobial technology through licensing arrangements, marketing distributors which incorporate or repackage under private labeling agreements, joint development arrangements and in direct sales to retailers. The Company's strategy is to build and develop new and existing retail distribution channels for its products using its technologies as a means to partially fund the commercialization of higher margin industrial and medical applications.

         The Company has also filed certain applications for patents with the United States Patent and Trademark Office with respect to its proprietary technology. Specifically, the Company has discovered and claimed a variety of new compositions and methods of making and using its proprietary antimicrobial products. The mode of action of the core microbial technology is to disrupt the microbial cell membrane. By contrast, other antimicrobials rely on absorption of the antimicrobial by the organisms, which in turn disrupts the metabolic systems. These characteristics of the Company's products combine to make the products ideal for use in a wide range of medical, household, commercial, and industrial applications.


         The largest near-term opportunity exists in the mass-market retail outlets including supermarkets, mass volume retailers, drug stores, and home improvement superstores. In June 1997, the Company entered into distribution agreements for certain of its retail products through national supermarket chains such as Kroger, Winn Dixie, A&P, Cub Foods, Drug Emporium, and Supervalue. Sales through these customers began in January 1998 and continue through the date hereof. The Company has previously sold to and also has a distribution agreement with QVC, Inc. to sell its retail products via "Direct Response T.V." QVC, Inc. began featuring the Company's products on television in April 1998 and sales earned the Company awards as "Best of Show in Georgia" in 1997. The Company has also entered into agreements for commercial and industrial applications of the Company's technology. An agreement with Healthsafe Environmental, Inc. together with the agreement with QVC, Inc., has accounted for the bulk of the Company's revenues to date. The Company has executed certain exclusive rights to Concrete Microtech, Inc. ("CMT") to use technologies of the Company within the concrete pipe industry as an additive for sewer pipe. See "Business Agreements."

         The Company was incorporated in June 1995 in the State of Georgia. The executive offices of the Company are located at 4405 International Boulevard, Suite 109, Norcross, Georgia 30093, and its telephone number is (770) 925-3432 and its Internet address is BioShield 1@AOL.COM.

                                  The Offering


     Securities offered  hereby............................  750,000 Units, each
Unit consisting of two shares of Common Stock and two Warrants, each Warrant entitling the holder to purchase one share of Common Stock at a price per share of 120% of the initial public offering price until (September ____), 2003. See "Description of Securities."


     Description of the Warrants..........................  The Warrants are not
immediately exercisable and are not transferable separately from the Shares until (September ____), 1999. The Warrants are redeemable by the Company at $0.05 per Warrant under certain conditions. See "Description of Securities."

Common Stock to be outstanding

after the Offering (1)(2)(3)(4)(5)...................         6,344,125 Shares


Warrants to be outstanding

after the Offering (1)(2)(3)(4)......................         1,500,000


     Use of  Proceeds......................................  The Company intends to use the net proceeds of this Offering to payoff existing noteholder indebtedness, EPA testing, FDA updates, research and development, marketing, and working capital and general corporate purposes. See "Use of Proceeds."


     Risk   Factors.........................................    The   Securities
offered hereby are speculative and

involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and

"Dilution."


Proposed Nasdaq Symbols
Units................................................         "BSTI.U"
Common Stock.........................................         "BSTI"
Warrants.............................................         "BSTI.W"
--------

(1) Does not include an aggregate of (i)400,000 shares of Common Stock reserved for issuance, upon the exercise of stock options to be outstanding under the Company's 1997 Stock Incentive Plan, of which 30,000 options have been issued and 30,000 of such options are currently exercisable,and the Company's 1996 Directors Stock Option Plan (the "Directors Plan"), of which 240,000 options have been issued and 120,000 of which options are currently exercisable. See "Management -- Employment Agreements," "Stock Option Plans," "Principal and Selling Shareholders," "Certain Transactions" and "Underwriting."

(2) Does not include an aggregate of up to 1,725,000 shares issuable upon exercise of (i) the Warrants, and (ii) the over-allotment option and (iii) the Underwriters' Warrants.

(3) Does not include up to 75,000 Units underlying the Underwriters' Warrants consisting of 150,000 shares, of Common Stock and 75,000 Warrants.


(4) Does not include an aggregate of 199,167 shares of Common Stock reserved for issuance upon exercise of outstanding warrants at a weighted average price of $0.50 per share, 90 warrants to purchase a total of 450,000 shares of Common Stock at an exercise price per share equal to the initial public offering price, one (1) warrant to purchase 40,000 shares of Common Stock at an exercise price per share equal to 110% of the initial public offering price, options to purchase 30,000 shares issued to employees pursuant to the Company's 1997 Stock Incentive Plan at a price of $1.00 per share, and options to purchase 240,000 shares issued under the Director Plan of which 120,000 are exercisable at $2.00 per share and 120,000 are exercisable at $5.00 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(5) Includes subsequent exercise of warrants for the purchase of 449,085 shares.

                         Selected Financial Information


         The following selected financial data has been derived from the audited balance sheets of the Company as of June 30, 1997 and 1998, audited income statements for the fiscal periods ended June 30, 1998, 1997 and 1996. This selected financial data should be read in conjunction with the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "Financial Statements."


                                             Fiscal Periods Ended June 30,
                                      1996                 1997            1998
                                      ------------------      ----

Operating Data:



sales                                 $       0           $775,315            $462,471
Cost of sales                                 0            315,822             154,658
                                      ---------            -------             -------
Gross profit                                  0            459,493             307,813
Operating expenses                      386,217            987,353           1,764,909
                                        -------            -------           ---------
Operating loss                         (386,217)          (527,860)         (1,457,096)
Net loss                               (356,316)          (514,459)         (1,471,929)
Basic net loss per common share       $  (0.09)           $ (0.12)          $   (0.33)


                                                                             June 30,
                                                        June 30,1997            1998               1998
                                                        ------------        -----------         -------
                                                       As Adjusted (1)

Balance Sheet Data:


Working capital (deficit)                              $   114,665         $(1,026,275)         $5,639,819
Current assets                                             590,477             272,001           6,045,962
Current liabilities                                        475,812           1,298,276             406,143
Total assets                                               692,938             437,623           6,211,584
Total liabilities                                          475,812           1,298,276             406,143
Accumulated deficit                                       (870,775)         (2,342,704)         (2,342,704)
Shareholder's equity (deficit)                             217,126            (860,653)          5,805,441
Common shares outstanding                                4,364,421           4,395,040           5,895,040



------------

 (1) Adjusted to reflect the sale of the Units offered by this prospectus at an offering price of $ 10.50 per $6,666,094. These amounts do not reflect a capital contribution of $325,000 and the exercise of warrants for the purchase of 449,085 shares at an exercise price of $0.50 per share. Both transactions occurred subsequent to June 30, 1998.

                                  RISK FACTORS



         An investment in the Securities offered hereby involves a high degree of risk. Prospective investors should consider the following factors in addition to other information set forth in the prospectus before hereby. Except for historical information contained herein, this Prospectus may contain forward-looking statements within the meaning of ss.27A of the Securities Act of 1934, as amended.

Development Stage Company; Uncertainty of Product Development; Limited Operating History; Substantial Accumulated Earnings Deficit; Negative Working Capital; Negative Net Worth; Negative Net Tangible Book Value.
         The Company was organized in June 1995 and is a development stage company. The Company's long-term viability, profitability and growth will depend upon successful commercialization of products resulting from its research and product development activities. The Company may not be able to sell significant quantities of any product, outside of retail distribution channels, until such time, if ever, as it receives regulatory approval to commercially market the products in the industrial and medical markets. Many of the Company's products will require laboratory and clinical testing and investment prior to obtaining such approvals for any product with the EPA and the FDA and prior to full commercialization. No assurances can be given that any such approvals will be obtained. The Company does not expect to receive any registrations from the EPA for any product for at least 9-12 months and with respect to the FDA for at least three years. No FDA applications or registrations have been filed to date. Moreover, with respect to the FDA, adverse or inconclusive results in clinical trials could significantly delay or ultimately preclude any such approvals and, even if obtained, there can be no assurance that any product approval will lead to the successful commercialization of such product. Further, as a development stage company, the Company has a limited relevant operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving, heavily regulated healthcare, drug, and medical device industry, which is characterized by an increasing number of market entrants, intense competition and a high failure rate. In addition, significant challenges are often encountered in shifting from development As of June 30, 1998, the Company had a substantial accumulated earnings deficit of ($2,342,704), a negative working capital of ($1,026,275), a negative net worth of ($860,653) and a negative net tangible book value of ($860,653).


History of Significant Losses; Anticipated Future Losses; Limited Product Revenues.

         To date, although the Company has recorded contract revenues, the Company has generated only limited revenues from product sales and consulting of $1,277,694 since 1995. Moreover, the Company has incurred significant losses, including losses of $356,316, $514,459, and $1,471,929 for the years ended June 30, 1996, 1997, and 1998, respectively. For the years ended June 30,1996, and 1997, and 1998, the Company recorded product sale revenues of $0, $775,315, and $462,471. Inasmuch as the Company will continue to have a high level of research and development and general and administrative expenses and will not have matching contract revenues as such expenditures are incurred, the Company anticipates that, commencing in the last calendar quarter of 1998, losses will increase significantly and losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company believes that its ability to generate sufficient revenues, aside from the retail market, may depend on the success of the Company obtaining regulatory registrations for the commercial sale of products, including approval of any manufacturing facilities established or maintained by the Company or its suppliers that produce such products. There can be no assurance that any of such events will occur, that the Company will attain revenues from commercialization of its products or that the Company will ever achieve profitable operations. See "Management's Discussion and Analysis of Financial Statements.nd Results of Operations," "Business" and Financial

Business Concentration.
         The Company is dependent upon a small base of customers for the majority of its net sales. Sales to two customers totaled approximately $151,000 or 33% of total sales for the period ended June 30, 1998. Sales to two customers totaled $555,000 the fiscal year ended June 30, 1997, or 71.6% of net sales. The Company expects that it will be less dependent upon few customers as its customer base grows in the future. However, there can be no assurance that it will increase its customer base, or that it will not continue to be dependent upon a small base of customers. The loss of a significant customer or any reduction in orders by any significant customers may have a material adverse effect on the Company's business, financial condition and results of operations.

Ability to Continue as a Going Concern; Significant Capital Requirements; Dependence on Proceeds of This Offering; Need for Additional Capital.
         Note J of the Company's Financial Statements included herein state that the Company's continued existence as a going concern is ultimately dependent upon the success of the future operations and its ability to obtain additional financing. The Company's capital requirements have been and will continue to be significant. To fund its capital requirements to date, the Company has been dependent primarily on (i) sales revenues generated primarily from the sale of products through QVC and HealthSafe (ii) the net cash proceeds of private placements of the Company's Common Stock, aggregating approximately $1,153,001. The Company is dependent upon the proceeds of this Offering to fund its research and development, marketing, as well as other working capital requirements. The Company anticipates, based on its currently proposed plans and assumptions relating to its operations (including assumptions regarding the progress of its research and development), that the net proceeds of this Offering, combined with projected revenues, will only be sufficient to satisfy the Company's estimated cash requirements for approximately twelve (12) months following the consummation of this Offering. The Company expects to incur substantial costs over approximately the next three years to complete its primary development of products for the medical and industrial markets. Such amounts are expected to be substantially in excess of the net proceeds of this Offering and the existing capital of the Company. Therefore, unless the Company generates significant revenues during such period, the Company will need additional financing to fully fund such development. The Company has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that any of the officers, directors or shareholders of the Company will provide any portion of the Company's future financing requirements. There can be no assurance that, when needed, additional financing will be available to the Company on commercially reasonable terms, or at all. In the event that the Company's plans change, its assumptions change or prove inaccurate, or if the net proceeds of this Offering, together with other capital resources, otherwise prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the Company's then existing shareholders. See "Use of Proceeds," "Dilution," "Management's Discussion and Analysis of
Financial Condition and Results of Operations," "Business" and "Certain Transactions."


Limited Sales and Marketing Experience; Reliance on Distributors and Corporate Partners.
         At present, the Company has limited sales and marketing capability. The Company intends to sell its products both in the United States and internationally through distributors and corporate partners. There can be no assurance that the Company will be able to recruit and train adequate sales and marketing personnel to successfully commercialize their products. The inability to retain suitable distributors and corporate partners could also have a material adverse effect on the Company's business financial condition and results of operations.

Limited Manufacturing Capability and Experience.
         To be successfully commercialized, the Company's products must be manufactured in large quantities in compliance with regulatory requirements and at an acceptable cost. The Company does not intend to build manufacturing facilities for such purpose. Rather, it currently intends to subcontract with independent third parties to obtain all of its requirements except for the manufacture of the Company's active concentrates which are manufactured by the Company at its Lithonia, Georgia, manufacturing plant. The Company presently contracts its additional manufacturing and packaging through Griffin Packaging, Inc. located in Conyers, Georgia. Such manufacturing arrangement may be terminated by the Company at any time. The availability of such alternate sources of supply, on terms satisfactory to the Company, is not assured. The
Company's failure to obtain adequate supplies of its raw materials at a competitive cost or in a timely manner could have a material adverse effect on the Company. See "Business."

Government Regulation; FDA.

         The development, manufacture, testing and marketing of all of the Company's products are subject to extensive regulation by numerous authorities in the United States and other countries. In the United States, before new antimicrobial products for humans are permitted to be marketed commercially, they must undergo extensive preclinical and clinical testing to satisfy the FDA that they are safe and efficacious in each clinical indication (the specific condition intended to be treated) for which approval is sought. The FDA has recently increased its scrutiny and regulation of antimicrobial and antiviral agents, and accordingly, no assurance can be given that the FDA will act favorably or quickly review any such application by the Company or otherwise find any submission by the Company to be adequate. Additionally, approval by analogous regulatory authorities in other countries must be obtained prior to commencing marketing of healthcare, drug products and medical devices in those countries. The approval process varies from country to country and approval of a drug for sale in one country does not ensure approval in other countries. Delays in obtaining regulatory approvals may adversely affect the development, testing or marketing of the Company's products and the ability of the Company to generate revenues from the sale or licensing of such products. There can be no assurance that regulatory approvals will be obtained by the Company in the United States or any other country to sell its products for such purposes.


         Manufacturers of therapeutic products sold in the United States are required to satisfy the FDA that their manufacturing facilities and processes adhere to the agency's Good Manufacturing Practices ("GMP") regulations and to engage in extensive record keeping and reporting. Even if regulatory approval for a product is granted, the facilities in which the product is manufactured will be subject to periodic review and inspections by the FDA or the analogous regulatory authorities of other countries for compliance with GMP or similar foreign regulatory standards. Compliance with such regulations requires substantial time and attention, and is costly. In addition, each domestic manufacturing establishment must be registered with and approved by the FDA. For biologics, except certain well-characterized ones, this requires the filing of an establishment license application for the facilities at which the product will be produced. Failure to comply with the applicable regulatory requirements by either the Company or its strategic partners could, among other things, result in criminal prosecution and fines, product recalls, product seizures and operating restrictions. The Company has not yet sought FDA approval for the commercial sale of any of its products or for the manufacturing processes or facilities of any of its strategic partners. Moreover, even if approval is granted, such approval may impose limitations on the indicated uses for which a product may be marketed.

         Inasmuch as the Company may manufacture products in the United States and seek to market or license other domestic manufacturers to market products throughout the world, the Company may become subject to United States laws and regulations applicable to exporting drugs, including biologics. The Federal Food, Drug, and Cosmetic Act stipulates that, prior to FDA approval for commercial sale, a drug manufactured in the United States may be exported to any country in the world, without prior FDA authorization, only if it has received marketing authorization in at least one of the 25 countries listed in Section 802 of that act. Other requirements include that (i) the product is manufactured in substantial compliance with the FDA's GMP regulations, (ii) the FDA is notified of the exportation, and (iii) the FDA has not determined that the probability of reimportation presents an imminent hazard to the public health and safety of the United States. Drugs for investigational use in any of the 25 countries may be exported without notification to the FDA. Drugs for investigational use in other countries may not be exported without FDA authorization. Thus, the ability of the Company or its licensees to export products manufactured in the United States prior to receiving commercial approval in the United States will be subject to certain restrictions. Therefore, there can be no assurance that the Company or its licensees would be able to export for investigational use or commercial sale in any countries, products manufactured in the United States which have not received FDA approval.

Government Regulation; EPA.
         The Company is also subject to the regulations of the United States Environmental Protection Agency as well as other federal, state and local laws and regulations governing pesticides and antimicrobial products. Compliance with these laws and regulations is time-consuming, expensive and failure to receive timely approval or approval at all could have a material adverse effect on the Company. In May of 1997, the Company made applications to the EPA for registration of BioShield AM500 and AM500I and intends to submit an application to the EPA for registration of BioShield AM36.OI and AM3651P to enable it to make certain claims regarding the antimicrobial properties of certain of its products. No assurance can be given that the EPA will approve any or all of such claims. The adoption by federal, state or local governments of significant new laws or regulations or a change in the interpretation of existing laws or regulations relating to environmental or other regulatory matters could increase the cost of producing the products manufactured by the Company or its strategic partners or otherwise adversely affect the demand for the Company's products. Adverse governmental regulation which might arise from future legislative or administrative action cannot be predicted. See "Business-Government Regulation."

Risks Related to Obtaining, Maintaining and Defending Patents and Proprietary Technology.
         The Company's success will depend in part on its ability to obtain or license U.S. and foreign patents, protect trade secrets for its technology, and operate without infringing on the proprietary rights of others. There can be no assurance, however, that either the Company's or its licensors' existing patent applications will mature into issued patents or, if issued, that such patents will be adequate to protect the Company's products or processes. In addition, there can be no assurance that the Company will be able to obtain any necessary or desired additional licenses to patents or technologies of others or that the Company will be able to develop its own additional patentable technologies.

         The Company entered into a Research Agreement with Emory University on December 22, 1995. As a result of work performed pursuant to this Research Agreement, Emory University has filed at least two patent applications, one composition patent independently and the other an end-use patent jointly with the Company. Emory's independent composition patent application (the "Emory Application") discloses and claims technologies developed in conjunction with the Company that are different from, but similar to, only one of the three technologies developed solely by the Company and on which the Company is actively pursuing its own patents. If patents ultimately issue out of the Emory Application, Emory may in the future seek to assert to the Company that the manufacture, sale, and use of certain antimicrobial products may infringe certain claims of their Emory Application patent and/or foreign counterparts thereof. The Company believes that its current products would not infringe any claims that might issue from the Emory Application. However, any determination in the future that one or more Company products infringe in the Emory Application patent could have a material adverse effect on the business and operations of the Company.


         The Company believes that the patent position generally involves complex legal and factual questions. There can be no assurance that any future patent applications or any patents ultimately issued to the Company will provide it with competitive advantages or that the Company's use of its technology will not be infringing upon the patents or proprietary rights of others, or that the patents or proprietary rights of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar technology or that others will not design technology to circumvent the Company's existing or future patents or proprietary rights. In the event that the Company's technology were deemed to be infringing upon the rights of others, the Company could be subject to damages or enjoined from using such technology or the Company could be required to obtain licenses to utilize such technology. No assurance can be given that any such licenses would be made available on terms acceptable to the Company, or at all. If the Company were unable to obtain such licenses, it could encounter significant delays in introducing products to the market while it attempts to design around the patents or rights infringed upon, or the Company's development, manufacture and sale of products requiring such licenses could be foreclosed. In addition, the Company could experience a loss of revenues and may incur substantial costs in defending itself and indemnifying its strategic partners in patent infringement or other actions based on proprietary rights violations brought against it or its strategic partners. The Company could also incur substantial costs in the event it finds it necessary to assert claims against third parties to prevent the infringement of its patents and proprietary rights by others.


         The Company relies on proprietary know-how and confidential information and employs various methods, such as entering into confidentiality and noncompete agreements with its current employees and with third parties to whom it has divulged proprietary information, to protect the processes, concepts, ideas and documentation associated with its technologies. Such methods may afford incomplete protection and there can be no assurance that the Company will be able to protect adequately its trade secrets or that other companies will not acquire information that the Company considers proprietary. The Company will be materially adversely affected if it cannot maintain its proprietary technologies. See "Business--Patents and Proprietary Rights."

Competition.
         The markets for the Company's products are competitive. Competition from companies that produce antimicrobials for commercial use is intense and expected to increase. There can be no assurance that other companies with the expertise or resources that would encourage them to attempt to develop or market competing products will not develop new products directly competitive with the Company's products. The Company is aware of several other companies that manufacture products that compete directly with its products. Certain of these companies have well-established reputations for success in the development, sale and service of conventional antimicrobials and have substantially greater financial, technical, personnel and other resources than the Company. The Company competes on the basis of technological suitability, quality, performance characteristics and price of its products, its ability to meet customer specifications, and the quality of technical assistance and service furnished to these customers. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the


     The Company will be able to successfully enhance its existing products or develop or acquire new products. See "Business--Competition."

Technological Change.
         The antimicrobial industry is subject to rapid and significant technological change, and the ability of the Company to compete is dependent in large part on its continual ability to enhance and improve its products and technologies. In order to do so, the Company must effectively utilize and expand its research and development capabilities, and, once developed, expeditiously convert new technology into products and processes that can be commercialized. The Company's competitors may succeed in developing technologies, products and processes that render the Company's processes and products obsolete. Certain entities, such as Emory University, have filed applications for or have been issued patents and may obtain additional patents and proprietary rights relating to products or processes competitive with or otherwise related to those of the Company. The scope and viability of these patents, the extent to which the Company may be required to obtain licenses under these patents or under other proprietary rights and the cost and availability of licenses are unknown, but these factors may limit the Company's ability to market its products. See "Business-Competition."

Product Liability Exposure; Uncertainty of Availability of Insurance.

         The Company's business exposes it to potential product liability risks that are inherent in the testing, manufacturing, marketing and sale of therapeutic products. While the Company will take precautions it deems appropriate, there can be no assurance that it will be able to avoid significant product liability exposure. The Company has obtained general liability insurance, which includes aggregate product coverage of 200%. There can be no assurance that it will be able to obtain coverage on acceptable terms or that any insurance policy will provide adequate protection against potential claims. A successful claim brought against the Company in excess of any insurance coverage could have a material adverse effect upon the Company.


Uncertainty of Market Acceptance.
         To date, the Company has generated limited revenues from sales of its products. The Company has not yet commenced significant marketing activities relating to product commercialization and has limited marketing experience and limited financial, personnel, and other resources to independently undertake extensive marketing activities. As is typically the case, demand and market acceptance for newly introduced, innovative products is subject to a high level of uncertainty. Achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to inform customers of the distinctive characteristics and benefits of using the Company's products. There can be no assurance that the Company's efforts will result in successful product commercialization or initial or continued market acceptance for its products.


Dependence on Key Personnel; No Chief Financial Officer.
The success of the Company will be largely dependent on the abilities and continued personal efforts of Timothy C. Moses, one of the Company's founders, Co-Chairman of the Board, President, and Chief Executive Officer; Jacques Elfersy, founder, Co-Chariman of the Board, Senior Vice President, Secretary, Treasurer, and Director; Dr. Joachim Berkner, Director of Research and Development, Organic Chemistry, of the Company. Messrs. Moses and Elfersy are employed by the Company under an employment agreement expiring January 1, 2003. The loss of the services of any of Mr. Moses, Mr. Elfersy, or Dr. Berkner would have a material adverse effect on the Company. The Company is a beneficiary of key man life insurance policies, each in the amount of $1,000,000, on each of Mr. Moses and Mr. Elfersy. It does not currently own policies covering any other officer or employee. The Company does not have and is seeking the services of an experienced Chief Financial Officer. The inability to retain a qualified Chief Financial Officer may have a material adverse effect on the Company's future business operations. See "Management."


Broad Discretion by Management in Application of Proceeds.

Although the Company currently intends to use approximately $528,961 (7.9%) for regulatory consultants; 1,000,000 (15%) for retail and advertising campaign; $250,000 (3.8 %) for leasehold improvements and laboratory equipment; $892,133 (13.4 %) to repay certain promissory notes and accrued and unpaid salaries to Timothy C. Moses and Jacques Elfersy for the years 1995-1998; $900,000 (13.5%) of the net proceeds of this Offering to fund EPA testing; approximately $300,000 (4.5%) of the net proceeds to fund FDA update of master file; $960,000 (14.4%) of the net proceeds of this Offering to fund marketing; and approximately $870,000 (13%)of the net proceeds to fund research and development, it will have broad discretion in the use of such funds as circumstances warrant. In addition, approximately $965,000 (14.5%) of the estimated net proceeds from this Offering has been allocated to working capital and general corporate purposes.
Accordingly, the Company's management will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

Application of Proceeds to Benefit Messrs. Moses and Elfersy.
         The Company intends to use $387,133 of the proceeds of this Offering to
(i) repay accrued and unpaid salary of Messrs. Moses and Elfersy from June 1995 through June 30, 1998, in the amount of $307,133 and (ii) to repay a loan to the Company in the amount of $80,000 in 1998 by Judith B. Turner, the mother-in-law of Mr. Moses. See "Certain Transactions." In the event that the over-allotment option is exercised by the Underwriters, Messrs. Moses and Elfersy will be permitted to sell up to 225,000 shares of common stock and receive gross proceeds of up to $1,181,250 (prior to payment of their pro-rata share of selling expenses). See "Principal and Selling Shareholders."


Continuing Control by Existing Shareholders.

         Upon the consummation of this Offering, assuming the exercise in full of the over-allotment option granted by Messrs. Moses and Elfersy to the Underwriters, Mr. Moses, Co-Chairman, President, and Chief Executive Officer of the Company, and Mr. Elfersy, Co-Chairman of the Board, Senior Vice President, Treasurer, Secretary and Director, will beneficially own approximately 19.6%, and 21.9%, respectively, of the shares of Common Stock outstanding. In the event that Mr. Moses and Mr. Elfersy were to act in concert, they may be in a position generally to control the affairs of the Company. These two shareholders may be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption of amendments to the Company's Restated Certificate of Incorporation or Bylaws and the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of the Company's assets. Such control by existing shareholders could also have the effect of delaying, deferring or preventing a change in control of the Company. Moreover, purchasers of the shares offered hereby will be minority shareholders and, although entitled to vote on matters submitted to a vote of shareholders, they will not control the outcome of such a vote. See "Risk Factors--Anti-Takeover Provisions," "Principal and Selling Shareholders," and "Description of Common Stock."


Ongoing Influence of Underwriters
         Upon consummation of the Offering, the Company has agreed that for a period of five years from the closing of the sale of the Units offered hereby, it will nominate for election as a director a person designated by the Underwriters, and during such time as the Underwriters have not exercised such right, the Underwriters have the right to designate an observer, who shall be entitled to attend all meetings of the Board and receive all correspondence and communications sent by the Company to the member of the Board. Accordingly, the Underwriters may have ongoing influence on the Company following the Offering.

Indemnification of Directors and Officers.

         The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company and prove that the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders. See "Management --Indemnification of Directors and Officers."


No Assurance of Public Market; Arbitrary Determination of Offering Price; Possible Volatility of Market Price of Common Stock.
         Prior to this Offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price has been determined by negotiation between the Company and the Underwriter and is not necessarily related to the Company's asset value, net worth or other criteria of value. Among the factors considered in determining the offering price were the Company's financial condition and prospects, management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general condition of the securities market. There can be no assurance that a regular trading market will develop after this Offering or that, if developed, it will be sustained. The market prices for securities of biotechnology companies have been volatile. Announcements of technological innovations or new products by the Company or its competitors, developments concerning proprietary rights (including patents and litigation matters), publicity regarding actual or potential clinical testing relating to products under development by the Company or others, regulatory developments in both the United States and foreign countries, public concern as to the safety of biotechnology products and economic and other external factors, as well as period-to-period fluctuations in financial results, may have a significant impact on the market price of the Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly the common stock of small and emerging growth companies that trade in the over-the-counter market, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. See "Underwriting."

Immediate and Substantial Dilution.

         This offering involves an immediate and substantial dilution of $4.27 (81%) between the pro forma net tangible book value per share of Common Stock after the Offering and the proposed initial public offering price of $5.25 per share. See "Dilution."


Benefits of Offering to Existing Shareholders.

         Upon the consummation of this Offering, the existing shareholders of the Company will receive substantial benefits, including the creation of a public trading market for their securities and the corresponding facilitation of sales by such shareholders of their shares of Common Stock in the secondary market, as well as an immediate increase in net tangible book value of $1.18 per share to such shareholders based upon the pro forma net tangible book value per share after this Offering and the initial public offering price per share of the Common Stock offered hereby. The existing shareholders of the Company have acquired their respective equity interests at costs substantially below the offering price. Accordingly, to the extent that the Company incurs losses, the investors purchasing shares in this Offering will bear a disproportionate risk of such losses. If, at the time the existing shareholders are able to sell their shares of Common Stock in the public market, the market price per unit remains at the proposed $10.50 initial public offering price (of which there can be no assurance) or $5.25 per share of common stock giving no value to the warrant each shareholder would realize a gain of $4.91 per share on the sale of their existing shares. See "Use of Proceeds" and "Dilution."

Shares Eligible for Future Sale.
         Upon completion of this Offering, the Company's current shareholders will own 4,844,125 shares of Common Stock, which will represent 76.3% of the then issued and outstanding shares of Common Stock (72.8% if the over-allotment option is exercised in full). 4,270,045 of such restricted securities have been held for more than one year and will be eligible for resale under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), subject to volume limitations, beginning ninety (90) days after the date of this Prospectus, and subject to a twelve (12) month lock-up agreement which may be released at the discretion of the Underwriters (excluding those shares of Common Stock offered pursuant to the Offering). Sales of significant amounts of Common Stock by current shareholders in the public market after this Offering could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale," "Principal and Selling Shareholders," "Management's Discussion and
Analysis of Financial Condition and Operating Results," and "Liquidity and Capital Resources."


Effect of Outstanding Warrants and Underwriters' Warrants.

         Until the date five (5) years following the date of this Prospectus, the holders of the Warrants and Underwriters' Warrants are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other shareholders. The shares of Common Stock underlying the Warrants issued in the February and March 1998 private placement (the "1998 Warrants") and Underwriters' Warrants have certain registration rights and anti-dilution provisions. Further, the terms on which the Company might obtain additional financing during that period may be adversely affected by the existence of the Warrants and Underwriters' Warrants. The holders of the Warrants and Underwriters' Warrants may exercise the Warrants and Underwriters' Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. The Company has agreed that, under certain circumstances, it will register under federal and state securities laws the Common Stock underlying the 1998 Warrants, Underwriters' Warrants, and/or the securities issuable thereunder. However, the 1998 Warrants are subject to a one-year lock-up from the first trading day of this Offering, which prevents a holder of the 1998 Warrants from exercising such warrants or otherwise transferring, conveying, or assigning such warrants for such one-year period. Exercise of these registration rights could involve substantial expense to the Company at a time when it could not afford such expenditures and may adversely affect the terms upon which the Company may obtain financing. See "Description of Securities" and "Underwriting."

Substantial Shares of Common Stock Reserved.

         The Company has reserved 400,000 shares of Common Stock for issuance to key employees, officers, directors and consultants pursuant to the Company's 1997 Stock Incentive Plan (the "Incentive Plan") and 1,000,000 shares of Common Stock for issuance to directors pursuant to the 1996 Directors' Stock Option Plan (the "Directors Plan"). To date, 30,000 options have been granted under the Incentive Plan, of which 30,000 are immediately exercisable and 240,000 options have been granted under the Director Plan, of which 120,000 are immediately exercisable. The existence of these options and any other options or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Management -- Stock Option Plan."


Authorization of Preferred Stock.

         The Company's Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue additional preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future. The Company will not offer preferred stock to promoters except on the same terms as it is offered to all other existing shareholders or to new shareholders.


Anti-Takeover Provisions.

         The Articles of Incorporation and Bylaws of the Company contain numerous anti-takeover provisions intended to encourage any potential acquiror of the Company to deal directly with the Company's Board of Directors. Among the features of the Company's Articles of Incorporation and Bylaws that could have anti-takeover effects are: a classified Board of Directors with Board members serving staggered three-year terms; prohibition of majority shareholder actions by written consent; restricting the power to call special meetings of shareholders to the Chairman of the Board of Directors, President, Board of Directors or the holders of two-thirds of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors ("Voting Stock") not held by an "Interested Shareholder" (generally, a shareholder that, together with its affiliates, associates and any persons acting in concert with them, acquires beneficial ownership of fifteen percent or more of the outstanding shares of the Voting Stock after July 15, 1997); requiring advance notice of shareholder nominees to stand for election to the Board of Directors or of shareholder introduced business to be considered at a shareholders meeting; adoption of the requirements of Part 3 of Article 11 of the Georgia Business Corporation Code (the "Corporation Code") regarding business combinations; express authorization of the Board of Directors to consider the effects of a proposed acquisition on the Company employees, customers and suppliers and the communities where the Company operates;
requiring cause and a greater than majority vote of shareholders to approve removal of directors and amendments to the Company's Articles of Incorporation or Bylaws and providing for a greater than majority vote of shareholders in certain circumstances relating to an acquisition of the Company unless the amendment or acquisition have been approved by the Board of Directors. These anti-takeover provisions could also allow the Board of Directors to impede or prevent an acquisition of the Company even if shareholders support the acquisition, and could also serve to entrench incumbent management.

         In connection with the qualifications of the sale of the Units in the State of California, the Company has agreed to submit to the Company's shareholders, at its next annual meeting, a proposal to amend the Company's Articles and Bylaws to (i) provide that holders of ten percent (10%) or more of the outstanding shares of the Company's capital stock can call a special shareholders meeting and (ii) eliminate the "Fair Price" requirements enacted by the Company pursuant to O.C.G.A. ss.ss.14-2-1110 - 1133, which are designed to encourage any person before acquiring fifteen percent (15%) or more of the Company's outstanding common stock to seek approval of the Company's Board of Directors for the terms of any contemplated business combination. The effect of these existing provisions is to prohibit, among other things, a business combination with an interested shareholder for five (5) years, subject to certain exceptions, which include obtaining Board of Directors' approval of the proposed transaction and in certain cases shareholder approval. Messrs. Moses and Elfersy have agreed to vote their shares in favor of the proposals at the next annual shareholders meeting. Approval of these proposals will require a majority vote of the Company's shareholders. In the event that these proposals are adopted, the Company may be more vulnerable to, among other things, a hostile takeover or other business combination or transaction that is not approved by the Company's Board of Directors.

No Dividends.

         To date, the Company has not paid any cash dividends on its Common Stock and it does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, future agreements or credit facilities may restrict dividend payments. See "Dividend Policy" and "Description of Common Stock."


Possible Delisting of Securities from The Nasdaq Stock Market; Risks of Low-Priced Stocks.
         While the Company's Common Stock and Warrants are expected to meet the current initial listing requirements for inclusion in The Nasdaq SmallCap
Market, there can be no assurance that such securities will meet the continued listing requirements. Under current criteria for continued inclusion on the The Nasdaq SmallCap Market, (i) the Company will have to maintain at least $2,000,000 in net tangible assets or $35,000,000 market capitalization or achieve net income of $500,000 for two of the last three years, (ii) the minimum bid price of the Common Stock will have to be $1.00 per share, (iii) there must be at least 500,000 shares in the public float valued at $1,000,000 or more,
(iv) the Common Stock must have at least two active market makers, and (v) the Common Stock must be held by at least 300 holders.

         If the Company is unable to satisfy The Nasdaq SmallCap Market's maintenance requirements, its securities may be delisted from The Nasdaq
SmallCap Market. In such event, trading, if any, in the Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's OTC Bulletin Board. Consequently, the liquidity of the company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

         In addition, if the Common Stock were to become delisted from trading on The Nasdaq Stock Market and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock, which could severely limit the liquidity of the Common Stock and the ability of purchasers in this Offering to sell the Common Stock in the secondary market.

Blue Sky Registration.
         The Company's securities have not been approved for sale in all of the fifty states. Accordingly, the Company has not obtained or may otherwise be able to maintain current registrations for its securities in all states in which security holders may reside from time to time during the term of the warrants. As a result, the foregoing limitations could preclude a stockholder`s sale of Common Stock or a warrant holder's ability to exercise and/or sell the warrants in those states where approval for sale has not been obtained.

                                 USE OF PROCEEDS


     The net proceeds of this Offering to the Company, with an assumed initial public offering price of $10.50 per Unit, will be $6,666,094 after deducting $421,406 of expenses relating to the Offering. The Company intends to use the net proceeds as follows:

                                                                   Amount                     %


Debt and Liabilities Retirement (1)                                892,133                 13.4%
EPA testing                                                        900,000                 13.5%
FDA Update for Master File                                         300,000                  4.5%
Marketing (2)                                                      960,000                 14.4%
Leasehold Improvements & Lab Equipment                             250,000                  3.8%
Advertising Campaign (Retail)                                    1,000,000                 15.0%
Regulatory Consulting                                              528,961                  7.9%
Research and Development (3)                                       870,000                 13.0%
Working Capital and general corporate purposes (4)                 965,000                 14.5%
                                                                                               -

         Total                                                  $6,666,094 (5)             100.0%


-----------

     (1) Represents repayment of $450,000 in principal amount of three year non-negotiable promissory notes issued in February and March of 1998, together with accrued and unpaid interest at a rate of 10% per annum for the first year; payment in arrears of deferred salary of $307,133 to Timothy C. Moses and Jacques Elfersy of the Company for the years 1995-1998; $55,000 for a promissory note to Mr. Stephen Dale, due November 13, 1998, together with accrued and unpaid interest at a rate of 10% per annum, and repayment of three promissory notes, in the aggregate principal amount of $80,000, payable to Mrs. Judy Turner, the mother-in-law of Timothy C. Moses, Chief Executive Officer of the Company, together with accrued and unpaid interest at a rate of 8% per annum.

     (2) Represents a portion of cost associated with initial introductory media and advertising by market segment, estimated at an average of $750,000 per market segment with five total markets for the U.S. The initial focus shall be on two product lines into five market segments (food, non-food, mass merchandisers, do-it-yourselfers, and specialty).

     (3) Represents a portion of the costs associated with research and development, including the cost of conducting studies to determine the safety and efficacy of synthetic skins and wound care products and further testing of 36.OI and 3651P. The Company estimates that the amounts required to complete the primary development projects will be substantially in excess of the portion of the proceeds allocated to research and development. See "Business-- Research and Development."

     (4) A majority of the proceeds allocated to working capital is expected to be utilized to pay (i) the salaries of additional management and support staff as well as Company's three principal executive officers, Timothy C. Moses, Jacques Elfersy and Jeffrey A. Parker, which salaries are anticipated to aggregate approximately $400,000 for the twelve (12) months following the consummation of this Offering and (ii) the expansion of the Company's laboratory, research facilities and related personnel. See "Management" and "Certain Transactions."

          (5) The Company presently anticipates using the net proceeds of the Offering in the following priority: Debt and liabilities retirement, EPA testing, advertising campaign, marketing, leasehold improvements, research and development FDA update, working capital, and regulatory consulting.


         Pending application of the net proceeds of this Offering, the Company may invest the net proceeds from this Offering in interest-bearing savings accounts, United States Government obligations, certificates of deposit or short-term interest-bearing securities.

                                 DIVIDEND POLICY

         The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors plans to retain earnings for the development and expansion of the Company's business. The Board of Directors also plans to regularly review the Company's dividend policy. The Company's ability to pay dividends will be dependent, in large measure, on its ability to receive dividends and management fees from its life insurance subsidiaries. The ability of these corporations to pay dividends and management fees, in turn, is limited pursuant to applicable insurance laws. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors, including future earnings, capital requirements, financial condition and such other factors as the Board of Directors may deem relevant.

                                    DILUTION


         As of June 30, 1998, the net tangible book value of the Company was $(860,653) or $(0.20) per share of Common Stock. The net tangible book value of the Company is the aggregate amount of its tangible assets less its total liabilities. The net tangible book value per share represents the total tangible assets of the Company, less total liabilities of the Company, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 750,000 Units (shares of Common Stock and Warrants) at an assumed offering price of $10.50 per Unit or $5.25 per share of Common Stock (no value assigned to the Warrants) and the application of the estimated net proceeds therefrom, the pro forma net tangible book value per share would increase from $(0.20) to $0.98. This represents an immediate increase in net tangible book value of $1.18 per share to current shareholders and an immediate dilution of $4.27 (81%) per share to new investors or, as illustrated in the following table:

                                                                                   Amount        Percent

Public offering price per share                                                 $5.25                100%
                                                                                -----                ----
Deficit in net tangible
book value per Share before this Offering                 $(0.20)                                     (3%)
Increase per share attributable
 to new investors                                           1.18                                      22%
                                                                                                      ---
Adjusted net tangible book value
 per share after this Offering                                                  $0.98                 19%
                                                                                -----                 ---
Dilution per share to new investors                                             $4.27                 81%
                                                                                =====                 ===


         The following table sets forth as of June 30, 1998, (i) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (ii) the number of shares of Common Stock included in the Units to be purchased from the Company and total consideration to be paid by new investors (before deducting underwriting discounts and other estimated expenses) at an assumed offering price of $10.50 per share.


                                    Shares Purchased             Total Consideration                Avg. Price
                                    Number        Percent         Amount         Percent             Per Share

(2) holders                      4,395,040         74.6%       $ 1,482,051        15.8%              $0.34
New investors                    1,500,000(2)      25.4%         7,875,000(2)     84.2%               5.25(3)
                                 ---------        ------      ------------     --------

Total                            5,895,040(1)     100.0%        $9,357,051(2)    100.0%
                                 =========        ======        ==========       ======


--------


(1) Does not include an aggregate of 2,909,167 shares of Common Stock issuable upon the exercise of: (i) the Warrants, (ii) the Underwriters' Units, (iii) the over-allotment option, (iv) employee and director stock options, and (v) 90 warrants issued to investors in a private placement to purchase 450,000 shares of Common Stock at an exercise price equal to the initial public offering price or $5.25 per share, (vi) one (1) warrant to purchase 40,000 shares of Common Stock at an exercise price of $5.78 per share or 110% of the initial public offering, and (vii) 199,167 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at weighted average price of $0.50 per share. Also does not include warrants for the purchase of 449,085 shares which were exercised subsequent to June 30, 1998. To the extent that these options and warrants are exercised, there will, in certain cases, be further share dilution to new investors.

(2) Upon exercise of the over-allotment option, the number of shares held by new investors would increase to 1,725,000 or 29.3% of the total number of shares to be outstanding after the Offering and the total consideration paid by new
investors   would increase  to  $  9,056,250.   See   "Principal   and  Selling
Shareholders."


(3) This amount assumes the attribution of the Unit purchase price solely to the Common Stock included in each Unit. See "Use of Proceeds."

                       SHORT-TERM DEBT AND CAPITALIZATION

         The following table sets forth the short-term debt and capitalization of the Company as of June 30, 1998, and as adjusted to give effect to sale of 750,000 Units offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                                       June 30, 1998
                                                                                       As Adjusted

Short-term debt:
     Notes payable                                          $   655,000               $              0
                                                            -----------               ----------------
                                                            $   655,000               $              0

Shareholder's equity:
Common Stock, no par value,
50,000,000 shares authorized,
4,395,040 shares issued and outstanding,

5,895,040 as adjusted (1) (2) (3) (4) (5)                   $ 1,153,001               $ 1,153,001
Additional paid in capital                                      329,050                 6,995,144
Deficit accumulated
during the Development stage                                (2,342,704)                (2,342,704)
                                                            ----------                 ----------
Total shareholder's equity (deficit)                           (860,653)                5,805,441
                                                            -----------               -----------
Total short-term debt and capitalization (deficit)          $  (205,653)              $ 5,805,441
                                                            ===========               ===========


-----------


     (1) Does not include an aggregate of 1,400,000 shares of Common Stock reserved for issuance upon the exercise of stock options to be outstanding under the Company's 1997 Stock Incentive Plan, of which 30,000 options have been issued and 30,000 of which options are currently exercisable, and the Company's 1996 Directors Stock Option Plan (the "Director Plan"), of which 240,000 options have been issued and 120,000 of which are currently exercisable. See "Management -- Employment Agreements," Stock Option
     Plans," "Principal and Selling Shareholders," "Certain Transactions" and "Underwriting."

(2) Does not include an aggregate of up to1,875,000 shares issuable upon exercise of the Warrants.


(3) Does not include up to 225,000 Warrants issuable upon exercise of the over-allotment option or the 75,000 Warrants underlying the Underwriters' Warrants.


(4) Does not include an aggregate of 199,167 shares of Common Stock reserved for issuance upon exercise of outstanding warrants at a weighted average price of $0.50 per share, options to purchase 30,000 shares issued to employees pursuant to the Company's 1997 Stock Incentive Plan at a price of $1.00 per share, 90 warrants to purchase 450,000 shares of Common Stock at an exercise price equal to the initial public offering price, one (1) warrant to purchase 40,000 shares of Common Stock at an exercise price of 110% of the initial public offering price per share, and option to purchase 240,000 shares issued under the Director Plan of which 120,000 are exercisable at $2.00 per share and 120,000 are exercisable at $5,00 per share.. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."
(5) Does not include a capital contribution of $325,000 made by principal stockholders and the exercise of warrants for the purchase of 449,085 shares at an exercise price of $0.50 per share totaling $224,542.50, which occurred subsequent to June 30, 1998.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General.
     Since June 1995, the Company, a development stage company, has been engaged almost exclusively in research and development, regulatory approvals, patent filings and activities focused on developing its antimicrobial products.

Results of Operations.


Comparison of the year ended June 30,  1997  compared  to June 30, 1998 and June
         30, 1996 compared to June 30, 1997. The Company's net sales were $462,471 compared to $775,315 during the period ending June 30, 1998, and
June 30, 1997, respectively. There were no sales made in 1996. The Company began minimal sales activity in March 1997, generating a significant portion of all revenues for its period ending June 30, 1997, with a significant one-month increase of June 1997, primarily due to an initial order from one customer. The growth in sales was attributable to the beginning commercialization of the Company's technology.

         Gross Profit for the period ending June 30, 1998, was $307,813 compared to $459,493 for the same period ending in 1997. There was no gross profit in fiscal year ended June 1996 due to the absence of sales. Total operating expenses increased to $1,764,909 for the period ended June 30, 1998, compared to $987,353 for the period ended June 30, 1997, primarily due to a significant increase in regulatory applications, testing, and patent filings, representing $987,353 in 1997 compared to $386,217 in 1996. Marketing and selling expenses increased 3,705% to $213,387 in 1997 from $5,608 in 1996, reflecting growth in the Company's market studies and preparation for product launch. In addition, marketing and selling expenses during the period ended June 30, 1998, of $472,945 compared to $213,387 during the period ended June 30, 1997, increased due to the launch in Georgia of two retail consumer products. General and administrative expenses increased from June 30, 1998, of $1,134,712 compared to $700,184 for June 30, 1997, as a direct result of the Company filing additional patent applications, costs associated with the initial public offering, and Regulatory applications. In addition, general and administrative expenses during the fiscal year ended June 30, 1997, increased to $700,184 from $195,515 in 1996 to support growth of research and development and a build up of support personnel.

         Operating loss was $1,457,096 compared to $527,860 for the periods ending June 30, 1998, and June 30, 1997, respectively, versus $386,217 in year ended June 30, 1996. The larger operating loss for each of the more recent periods was due to the increase in operating expenses as the Company built up its infrastructure to support future growth, patent application and regulatory testing and applications. Other income was $13,401 in 1997 and $29,901 in 1996 and ($14,833) for the period ended June 30, 1998. The 1997 income was derived from consulting services by the senior officers of the Company, and the 1998 net expense resulted from interest. Interest expense for 1998 was the result of short-term interest from the sale of a private placement of the Company. See "Liquidity and Capital Resources."

         The Company incurred a net loss of $1,471,929 for the period of June 30, 1998 compared to $514,459 for the period ended June 30, 1997 and $356,316 for the period ended June 30, 1996. The increase in net loss was due to the increase in operating expenses as explained above. The Company expects such losses to continue for the foreseeable future and until such time as the Company is able to attain sales levels sufficient to support operations.


Liquidity and Capital Resources.

                  The Company has funded its activities to date through loans from principal stockholders, debt and private placement offerings. Cash at June 30, 1997, was $398,921 versus $25,066 for the fiscal year ended June 30, 1996, compared to June 30, 1998, of $1,636. The increase in cash for fiscal 1997 was due to cash percentage in cash for the year ended June 30, 1998, is significantly lower due to increased expenses associated with testing, patents, and legal.

         Cash used in operating activities was ($430,554) for the fiscal year ended June 30, 1997 compared to ($90,434) for the year ended June 30, 1996, and ($1,213,305) for the period ended June 30, 1998. The increase in cash used in operations was primarily due to the increase in net loss and changes in current assets and current liabilities, and additional patent, testing, and legal costs.

         In February 1998, the Company raised $450,000 from the sale of 90 Units in a private offering. Each Unit consists of (i) a $5,000 Non-Negotiable Interest Bearing Promissory Note due and payable on the earlier of the closing of an initial public offering or three years from the date of issuance (the "Maturity Date"), and (ii) a warrant to purchase up to 5,000 shares of Common Stock at the initial public offering price.

                  In July 1997, the Company received $187,500 in proceeds from the sale of 30,619 shares in a private placement offering. During the first two calendar quarters of 1998, Mrs. Judy Turner, the mother-in-law of Timothy C. Moses (CEO of the Company), loaned the Company a total of $80,000 payable at the earlier of one annum. The Company also received $125,000 in proceeds from a note payable to an individual at an interest rate of 10%. The note matures the earlier of a successful initial public offering or six months.

          In June 1998, a priciple stockholder made a capital contribution of $50,000 for no further consideration. Subsequent to June 30, 1998, two principal stockholders made a capital contribution totaling $325,000 for no further consideration.

         In November 1996, the Company sold an aggregate of 149,723 common shares and two warrants attached at a strike price of $1.50 (50% convertible in two years and the remaining 50% in three years) for cash proceeds of $275,001. In April 1997, the Company sold an aggregate of 245,000 common shares and two warrants at a strike price of $2.00 (50% convertible in two years and the remaining 50% in three years), generating cash proceeds of $600,000. In December 1997, the Company initiated a 2.45 for 3.00 reverse stock split and a reverse split of 1.00 for 2.00 on the warrants and a reduction of the exercise price to $0.50 per share.

         Prior to June 30, 1996, the Company sold an aggregate of 62,612 common shares in a private placement for net cash proceeds of $115,000 to four shareholders.

         During the three periods ended June 30, 1998, the Company has invested an aggregate of $122,072 of cash in capital expenditures.


         The Company expects that its cash needs will continue to increase substantially in future periods for expansion of its markets, marketing expenses, research and development as well as an increase in regulatory testing requirements by the EPA and FDA. Accordingly, the Company will need to raise substantial additional funds to continue development and commercialization of its products. The Company's future cash requirements will depend on many factors, including the successful completion of the proposed public offering contained herein. At its planned rate of spending, the Company estimates that the net proceeds of the proposed offering combined with projected revenues will only be sufficient for approximately 12 months of activity. However, there can be no assurances that the underlying assumed levels of revenue and expense will be accurate or adequate.

                                    BUSINESS


       The italicized terms used in this Prospectus are defined in the Glossary beginning on page 48.


       General.
         BioShield Technologies, Inc., a Georgia corporation formed in 1995, is a development stage company engaged in the development, marketing, and sale of surface modifying antimicrobials and biostatic products, primarily through third party licensing arrangements. The Company's primary focus is to exploit its proprietary technology to become the leader in topical antimicrobials and biocides for consumer, industrial and institutional markets, environmental services, and medical device markets. BioShield products are an easily applied reactive coating technology that modifies surfaces of all types, by creating an invisible covalent bond between surfaces and a variety of chemical agents. Through the cross linking technology, these antimicrobial properties and other chemical agents can impart many performance-enhancing characteristics, such as residual antimicrobial activity, removal of (surface-borne and air-borne) allergens which may cause respiratory discomfort or asthma, infection resistance, anti-inflamation, lubricity and drug delivery onto many surfaces without changing the dimensions or physical properties of the modified surfaces. The Company believes that its antimicrobial technologies have revolutionary properties that make its products significantly more durable, effective, versatile, and safer than currently available conventional antimicrobials for treatment of hard and soft surfaces, surface modified medical devices, allergy and respiratory conditions and preservatives. The Company believes that certain manufacturers who utilize the Company's technologies are able to significantly improve the performance of their products and, in many cases, differentiate their products in a highly competitive marketplace.

         The Company focuses on providing value added and unique antimicrobial solutions to a variety of industries and product categories. Examples of products in the market or under development that utilize the BioShield technology include surface-borne and air-borne products which remove or eliminate certain allergens from the air which may cause respiratory discomfort or asthma, nine (9) consumer products exhibiting residual antimicrobial efficacy, a powder form of add-mixture for the control of specialty microorganisms, antimicrobial bio-barrier treatment for acute wound care, and control of food borne contaminates. The Company believes further opportunities exist to commercialize its covalent bonding technology for other market applications, such as acute and chronic wound sites, artificial synthetic skins, cardiology and urinary catheters, timed released anti-inflammatory and the promotion of host cell attachment and transplant/medical device anti-rejection. However, no assurances can be given that the Company will be successful in commercializing any such applications or obtaining the required regulatory approvals.


         The Company's objective is to exploit its proprietary technology patents, technical and marketing property, and future regulatory approval from the United States Environmental Protection Agency ("EPA") and United States Food and Drug Administration ("FDA") to become the leader in topical antimicrobial and biocide products for the consumer, industrial and institutional markets, environmental services, and medical device markets. The Company believes that its antimicrobial technologies have revolutionary properties that make its products significantly more durable, effective, and safer than currently available conventional antimicrobials, biocides. No objectives can be given that the Company will be successful in meeting its objective.


Market Needs For Modified Antimicrobials.
         The need to develop and provide protection against bacteria, fungi, algae, yeast, and viruses has long been recognized. However, the use of long-lasting bacteriostatic finishes has gained attention during the past decade. This is magnified by the fact that the mortality rate from viruses and bacteria has, according to The Centers for Disease Control and Prevention increased 58% between 1980 and 1992 and is now the third major cause of mortality, ranking behind only heart disease and cancer. Most recently, according to the New England Journal of Medicine, certain forms of bacteria are being associated with or are contributing factors to certain diseases including some forms of cancer. Additionally, approximately 800,000 to 1.2 million commercial buildings might be suffering from some form of "sick building syndrome," according to the Occupational Safety and Health Association (OSHA). More than 70 million workers might suffer from health problems caused by faulty buildings. The Company believes that there has been a significant increase in demand for environmental services.

Advantages.
         The Company believes its technology is significantly different, and has many advantages and advances over conventional antimicrobials, non-antibiotic treatments, or biocides which, themselves, offer no residual activity, long term solution or ability for performance enhancement and are prone to adaptation and declining efficacy due to microbial mutations. The Company's products contain no heavy metals, mercury or formaldehyde. BioShield products are versatile antimicrobials, easily applied, reactive coating technology that modifies surfaces of all types, by creating an invisible covalent bond between surfaces and a variety of chemical agents. The Company believes that its antimicrobial technology has revolutionary properties that make them significantly more durable, effective, versatile and safer than currently available technologies. Unlike other antimicrobial materials, the Company's key active ingredient has, to date, not been shown to cause genetic mutation or to be teratogenic (causing physical defects in developing embryos). The Company has filed (but has not yet obtained) certain applications for patents with the United States Patent and Trademark Office with respect to its proprietary technology. Specifically, the Company has discovered and claimed a variety of new compositions and methods of making and using its proprietary antimicrobial products and the manipulation and moiety of performance enhancing properties. The Company intends to continue to pursue patent protection in the United States and other commercially important foreign countries for its core technologies, improvements thereon, and for certain specific products that it develops.

         The Company's technology provide almost any surface with continuous antimicrobial protection, killing a variety of viruses and bacteria as they come in contact with the treated surface. Reapplication of the Company's antimicrobial technology is generally not needed for up to six months to a year in some instances. Certain manufactured devices or products, with BioShield's antimicrobial covalent technology, provide protection to a wide array of disposable products as the treated surface continues in many cases to kill microorganisms for the life of the product.

         The  Company's   technology   can   potentially   be  used  to  provide
manufacturers with the following surface properties.

Non Mutation. The Companies antimicrobial products take effect on contact with the organism. It remains surface attached and is not absorbed or "ingested" by the microorganism. As a result, to date no mutation-adaptation of microorganisms involving the Company's active ingredient have been reported, as is frequently the case with antibiotic compounds.

Residual Activity. Antimicrobial cleaning and treatment of surfaces is of great importance and benefit to most environments. Disinfection and sanitation are required application steps in, for example food processing and hospital environments. Part of every day cleaning is to remove visible soil and invisible organisms from surfaces. Beginning shortly after the disinfection and sanitation step new bacteria and other microorganism can reinfect most surfaces. The Company's antimicrobial coating converts surfaces to provide residual activity. The residual activity allows the continuous destruction of microorganisms on the treated surface. It continuously kills bacteria and other microorganisms that come in contact with the surface long after the cleaning steps are completed. The residual activity can last for six months or longer depending on the environment.

Non Leaching. Antimicrobial treatments often migrate or leach from the application site into the surrounding environment. This migration slowly depletes the surface of active ingredient and possibly contaminates adjacent sites. The Company's unique technology is based on chemistry that binds the Company's active ingredient to the surface and has been shown to prevent the active ingredient from leaching quickly into the environment. This ability to localize the activity prevents the undesired spread into adjacent materials and provides for a prolonged presence and antimicrobial activity at the application site.

Contamination Resistance. Antimicrobial treatment of surfaces is advantageous when the risk of infection is of concern. Uncontrolled growth of microorganisms in the environment can be the source of microorganisms that cause infections, diseases, allergies, spoilage of products, and aesthetic devaluation. Lethal antibiotic-resistant organisms have become endemic in U.S. hospitals. The Company's technology has been shown in many cases to reduce the extent of bacterial growth on treated versus untreated surfaces. This reduction of surface organisms provides a cleaner environment and reduced risk from surface contamination.

Versatility.
         The Company's surface conversion technology is an integrated technology. It combines the chemistry and action of several individual molecules into one application system. The Company's integrated technology can be modified, providing a versatility to design new coatings with a variety of properties based on the original technology.


         The Company's long term viability, profitability, and growth will depend upon successful commercialization of the products resulting from its research and product development activities. The Company will attempt to gain market share by forming alliances with strong marketing partners. The Company's goal is to obtain new and broader approvals for its claims and products through the EPA and through the FDA. Examples of products in the market or under development that uses the BioShield technology include surface-borne and air-borne products which remove or eliminate certain allergens which may cause respiratory discomfort or asthma, nine (9) consumer products exhibiting residual antimicrobial efficacy, powder form of add-mixture for the control of specialty microorganisms, antimicrobial bio-barrier treatment for acute wound care, artificial synthetic skins cardiology and urinary catheters and control of food borne contaminates. However, no assurances can be given that the Company will be successful in commercializing any such applications or obtaining the required regulatory approvals.

         The Company's products provide most surfaces with continuous antimicrobial protection, killing viruses, and bacteria as they come in contact with the treated surface depending upon the environment. Reapplication of the Company's retail antimicrobial products is generally not needed for up to six months to a year in some instances. Certain OEM products provide protection to a wide array of disposable products as the treated surface continues to kill microorganisms for the life of the product.

Overview of Technology.
         The Company's products provide antimicrobial solutions based on reactive silane quaternary ammonium salts. These salts, either independently or as part of an integrated system, are comprised of up to two different silanes and a suitable solvent, commonly an alcohol solvent and/or water. These integrated systems are designed to bind to many surfaces forming an invisible antimicrobial coating. This solution is antimicrobially active and provides protection against microorganisms. Binding or strong interaction with the surface of a substrate allows the antimicrobial to remain active on the surface, often for many subsequent years, possibly the lifetime of the treated article. The original system has found many applications over the years and extensive data have been collected regarding the safety, application, and durability of the product. A limitation of the product in its original form is the dependence on methanol as a solvent. Methanol is a highly toxic, flammable substance and when misused may cause blindness or death. In addition, dissolution in water is slow and aqueous solutions of high concentrations have a limited shelf life. These limitations prevented a broad scale distribution and application of the original integrated system. The Company's inventions overcame these limitations in creating essentially non-toxic, water stable, aqueous solutions. This innovation allows for many unique end use applications while the base technology continues to have utility in a wide variety of other markets.

         The Company has filed four patents pertaining to the stabilization of the silane intergrated system in different systems including water. Based on the water stabilized integrated antimicrobial silane system, the Company has developed numerous end use products and more products are under development.

Forward Thinking.
         The integrated system provides the flexibility to modify individual parts of the system. For example, removing one component and replacing it with another more heat stable renders the entire system more heat stable. This is an important feature for incorporation of the system into thermoplastic materials. This same flexibility is complemented by the large amount of formulation experience. Modifications and mixtures that enhance hydrophobic character, hydrophilic character, antisoiling, antistatic, dye fastness, handle, and other favorable end-use substrate properties are available both under certain patents and under proprietary knowledge.

         In addition to providing improved antimicrobial properties, research into new materials based on silane integrated systems is expected to provide new products such as anti-rejection agents for use in human organ transplants. An example is the problem of rejection of transplant organs or artificial implants by the receiving body's immune system. Rejection is often based on the recognition of the implant as a foreign body. This recognition is affected by the surface of the implant. Silane treatment of implants may change the surface and recognition of the implant. A possible modification of the silane is the incorporation of body proteins to mask the implant or attachment of molecules known to reduce the likelihood of rejection. However, no assurances can be given that the Company will be successful in commercializing any such applications or obtaining the required regulatory approvals.

         Although there has been an enormous interest in silane chemistry, historically, product development has not been focused on end-use products containing reactive silane, possibly because of the difficulty associated with providing safe means of application, for example from aqueous solutions. By providing water stable solutions of reactive silanes, a whole field of chemistry research with many useful molecules synthesized and characterized is readily available to the Company for commercialization. However, no assurances can be given that the Company will obtain the required regulatory approvals or will be successful in bringing any of these products to market.

         In summary, the Company has developed new technologies for the stabilization of reactive silanes or silane integrated systems in user friendly solvents, primarily water. This new technology allows the utilization of a well-known antimicrobial system into medical and consumer products providing durable treatments possibly otherwise unavailable.


Marketing and Sales.

         There are numerous product, process, and service uses for the Company's unique antimicrobial technologies. Viewed collectively, they form the basis of a mini-industry built around a single key active ingredient chemistry that, like penicillin, might change the way microbes are controlled in the future.

         The largest number of opportunities require additional development activities. In some, much of the technical work has been completed and generally only regulatory work is required. In others, significant technical development is still required.

         The Company intends to initially concentrate its efforts towards the marketing and sales of products for the retail consumer and industrial markets.

         The Company believes that product market is comprised of four primary segments as described below: Retail-Household Care products, Industrial-Institutional products, Healthcare products, and Environmental Services.

         Technical development has been completed on several products, and many are ready for commercialization in areas where regulatory requirements permit. Initially, however, products are being commercialized by the Company in the retail consumer market and institutional and industrial (I & I) marketplaces as described below.

Products Market Segment.

 The Company believes that its largest near-term opportunities for revenue generation exist in the mass-market retail outlets including supermarkets, mass volume retailers, drug stores and perhaps DIY (do- it-yourselfers) outlets. Household cleaners represent a retail market value in the annual range of $1.5 billion dollars in supermarkets only.


         To capitalize on this opportunity the Company is developing a network of manufacturer's representative firms to market its first antimicrobial retail products. These are primarily traditional food "brokers" plus general merchandise reps. General merchandise reps are frequently more effective with drug and mass volume retailers, such as Walgreens, CVS, Eckerd, K-Mart, etc.


         In nine southeastern states, the Company has engaged a regional food trade brokerage firm, Budd Mayer Company, which has offices in Atlanta, GA; Nashville, TN; Charlotte, NC; Tampa, FL; Memphis, TN; Raleigh, NC; Miami, FL; Fayetteville, AR; Greenville, SC; Orlando, FL; Jackson, MS; Birmingham, AL; Jacksonville, FL; Little Rock, AR; and Montgomery, AL.

         As of June 1, 1998, the Company has acceptance in several major supermarket accounts buying locally in the Georgia market. The Company's first two retail products are BioShield Mold & Mildew (stain) and Odor Protectant and BioShield Carpet and Upholstery Cleaner. Kroger (150 stores), Winn Dixie (101), A & P (51), Cub Foods (13) and wholesaler Super-Valu have committed to stock these products in what the Company estimates to be approximately 550 retail outlets.

         Company products for the Florida, North/South Carolina and Georgia markets are scheduled for shipping/advertising in the third and fourth calendar quarters of 1998.

         The Company believes that the challenge of greatest magnitude for the Company is to develop consumer awareness, induce first time purchase of such products and build brand awareness.

         The Company will be required to expend approximately 11.5% of revenues from these retail outlets toward media placement and advertising of which radio will account for approximately 75-80% of the total planned budget. Creative approaches are being "tested" and, the Company presently anticipates, will be kicked-off in four-week flights in Georgia in September and Florida during October. Additionally, the Company has set aside 10% of sales to these retail outlets (which accrues on a quarterly basis and which is redeemable on a quarterly basis) for in-store premium promotion programs. All radio spots will be tagged with names of retailers with the Company's items on their shelves.


         The Company has commenced the process of selecting marketing support in the advertising and public relations arenas. The Company plans to spend at least $1,000,000 for advertising and public relations through 1999. The Company's spending levels in advertising and account development funds will enable the Company to find talented agencies to build creative and results-oriented activities.

         The Company launched additional products BioShield KleenAire Healthy Home Systems (to reduce airborne allergens) and BioShield Antimicrobial stain guard (for fabrics) in the Spring of 1998 on the QVC cable channel and anticipates commencing distribution into new and existing supermarket chains effective the fourth quarter of 1998. The Company anticipates introducing a total of seven retail lines by the end of 1999.

Industrial and Institutional Markets (I & I).


         The Company intends to follow a path taken by many other proprietary chemical manufacturers and has targeted leading industrial and institutional products companies that currently formulate and market to this industry.


       The following products have been developed for sale to the industrial and
institutional   markets  but  have  not  received  regulatory   approval.   (See
"Government Regulation"):


       BioShield AM500
              - molecular bonding additive for formulating institutional industrial disinfectants
              - molecular bonding additive for formulating sanitizers and microbiocides
              -   for use in laundry additives
              -   additive for carpet treatment products
              -   for use in upholstery and drapery treatment products
              -   for use in building cleaning and treatment products
              -   additive for household cleaning products
              -   for use in food processing plants

       BioShield AM36.OI
                - molecular  bonding additive for formulating  institutional and industrial disinfectants - molecular bonding additive for formulating sanitizers and microbiocides - for use in laundry additives - for use additive for carpet treatment products - for use in upholstery and drapery treatment products - in building cleaning and treatment products - additive for household cleaning products - for use in food processing plants - higher strength than BioShield AM500

       BioShield AM3651P

              - molecular bonding additive for formulating institutional and industrial disinfectants - can be used similar to BioShield AM36.OI - produces coating with migrating properties - for use as preservative in personal care product

Technology Licensing Activities.
       The Company is seeking to finalize private label agreements with certain manufacturers in the janitorial and sanitary supply industry. The manufacturing and technology licensing program incorporates a licensing agreement for an initial term of two (2) years. This agreement allows licensees to purchase BioShield industrial concentrates for private label use in either BioShield supplied formulations or formulae that are developed independently by the licensee. BioShield structures the agreement so that a royalty is collected on each unit (quart, gallon, etc.) of product that is shipped by the licensee which contains BioShield. In structuring the licensing agreements exclusivity in certain market channels or product categories has not been given as a general practice, however, agreements are being structured to allow a "market lead time advantage" in certain segments so long as volume purchases of the industrial concentrates by the licensee are met on a predetermined basis.

       Initial discussions are underway with several large direct industrial prospect accounts. However, none have been consummated to date. Sales to these direct accounts, as well as those through reselling distributors are expected to be slow until approval of pending EPA registrations.

The Environmental Services Market.
       The environmental services market describes the treatment of materials in-place. The Company will seek to exploit opportunities in the aftercare market through two distribution channels. The first of these channels is the sale of BioShield products through specialty distributors and is targeted at the small operator that will treat residences and small commercial buildings. The second distribution channel is being developed with bulk sales, full technical training and support, and will target the large restoration companies and other high volume users who see the value in the technical support and the more technical market positioning sell.

       Microbial contamination causes a variety of problems, ranging from odors, staining, rotting and defacement of goods to allergies, illnesses, and other health related problems. This may allow for the development of business opportunities directed at solving specific problems. These include Company products to prevent musty odors and staining caused by mold, providing a hypoallergenic environment for people with allergies, asthmatics, and persons with respiratory ailments, and the prevention of algal and fungal deterioration and staining of roofing shingles. The Company believes that other potential applications may include treatment of swimming pools and building exteriors to provide additional market potential. These applications will require EPA approval for antimicrobial claims. However, no assurances can be given that the Company will be successful in commercializing any of these products or will receive EPA or other required regulatory approvals.

       The Indoor Environmental Quality (IEQ) market includes all enclosed space that is occupied by people, animals, plants, and valuable or perishable items. Microbial problems within these structures are the prime focus of the Company in this segment of the antimicrobials marketplace. Within the large array of indoor pollutants and mitigating factor, microorganisms are the only pollutants that may produce a gas (VOC metabolic wastes), a particulate (spores and somatic parts), or a toxin, which may result in human irritation, allergy sensitization, or disease.

Agreements with QVC, Healthsafe and Others.
       The Company currently has several agreements in place for distribution rights to its different antimicrobial technologies on an exclusive basis. The Company has entered into various sales distribution agreements for its products. The most significant of which are through QVC and HealthSafe Environmental Products, Inc. Since the Company's inception sales through QVC have accounted for $225,000 in revenues and through HealthSafe of $330,000 in revenues for a total of 71.6% of revenues.

       Currently the Company has given HealthSafe Environmental, Inc. the worldwide right to exclusively distribute the BioShield 36.OI concentrate product for use in the commercial/residential building restoration industry. Such application includes applications before or after building disasters (floods, fire, water damage) for the prevention and control of microbial contamination. In addition, HealthSafe has the exclusive worldwide right to distribute concentrates to the allergy and respiratory discomfort medical market. Such applications to large interior surface areas will be marketed pending EPA approval to assist in the prevention and control of health related illnesses caused from exposure to microbial germs. This contract requires HealthSafe to purchase $1.3 million, $2.6 million, and $3.9 million for the first three years, with additional years of not less than 120% of previous years purchases. To date, HealthSafe is in default of the terms of the licensing agreement and has not, among other things, achieved the required minimum purchase amounts. The Company is currently in negotiations with HealthSafe to enter into a new licensing agreement with HealthSafe contingent upon various regulatory approvals from the EPA. No assurances can be given that such approvals will be obtained or that such negotiations will result in a new licensing agreement.

       Pursuant to an agreement dated November 1997, the Company has entered into a marketing and distribution agreement to build brand equity with QVC (the "QVC Agreement") to promote its products on an exclusive basis via direct response television. The Agreement is renewable on an approval basis. However, the Agreement will be automatically renewed in the event that net purchases by QVC equal $1,500,000 during the first year and 110% of such amount each year thereafter. QVC has also agreed to work with the Company to help it introduce six (6) new consumer products on QVC's television shopping program during the term of the Agreement. The Company has also granted QVC certain option rights to purchase shares of the Company's Common Stock upon exceeding $2,000,000 in net purchases.

       In addition to the two contracts above, the Company has entered into certain agreements with Concrete Microtech, Inc., (CMT) and Sanitary Coding Systems. CMT has the right to use the technology within the concrete pipe industry as an additive for sewer pipe. To date, CMT has successfully specified AM500 in three municipalities waste water treatment contracts and one additional municipality has already installed what the Company estimates to be approximately 5,000 linear feet of sewer pipe using BioShield. To date, CMT is in default of the terms of the licensing agreement and has not, among other things, achieved the required minimum purchase amounts. The Company is currently in negotiations with CMT to enter into a new licensing agreement with CMT contingent upon various regulatory approvals from the EPA. No assurances can be given that such approvals will be obtained or that such negotiations will result in a new licensing agreement.

Manufacturing.
         The only manufacturing contemplated by the Company is the production of its antimicrobial concentrates. No special equipment is required other than typical chemical manufacturing vessels, which are in abundant supply. The Company is currently producing its concentrates at its Lithonia, Georgia, location and does not, in the foreseeable future, plan any additional manufacturing operations. The Company intends to use chemical compounders located around the U.S. and as centrally located to the Company's four U.S. market segments. The Company may elect to open distribution centers in these markets.


Competition.
       The antimicrobial industry is an expanding and changing industry characterized by intense competition. The key active ingredients used by the industry have not changed significantly in the last twenty-five or more years. Another characteristic of the modern antimicrobial industry is the increasing involvement of foreign companies in the field. These companies have found the USA regulatory climate very complex and costly (money and time) and their products appear to be of the traditional leaching types where they utilize reservoirs in fibers or coatings to try to extend the useful life of their products. Others have entered the market with slight modifications of old technologies that on some substrates extend the life of their products but clearly fail to deal with all of the other problems that are inherent in the active-ingredients list.

         The Company believes that its ability to compete will be dependent in large part upon its ability to continually enhance and improve its products and technologies and to build a tradename presence that obviates the nature of the technologies. In order to do so, the Company must effectively utilize and expand its research and development capabilities and, once developed, expeditiously convert new technology into products and processes that can be commercialized. This must be complemented with the marketplace expansions encompassed in this document.

         The Company's ability to compete is based primarily on scientific and technological superiority, technical support, availability of patent protection, access to adequate capital, the ability to develop, acquire, and market products and processes successfully, the ability to obtain further governmental approvals and the ability to serve the particular needs of commercial customers with service, products, and tradenames. Corporations and institutions with greater resources than the Company may, therefore, have a significant competitive advantage. The Company's potential competitors include consumer products companies, product based pharmaceutical companies, and biotechnology companies. Almost all of these potential competitors have substantially greater capital resources, research and development capabilities, manufacturing and marketing resources, and experience than the Company. The Company's competitors may succeed in developing products or processes that are more effective or less costly than any that may be developed by the Company, or that gain regulatory approval prior to the Company's products. The Company also expects that the number of its competitors and potential competitors will increase as more antimicrobial products receive commercial marketing approvals from the EPA, FDA or analogous foreign regulatory agencies. Any of these competitors may be more successful than the Company in manufacturing, marketing and distributing its products. There can be no assurance that the Company will be able to compete successfully.

Patents and Proprietary Rights.
         The Company seeks patent protection for its technology and products. It typically files United States patent applications and related foreign patent applications as soon as such technology and products are developed. The Company files foreign patent applications on some of its technology and products in countries where, in the Company's opinion, business considerations warrant such filings. The foreign countries in which the Company files patent applications usually include Japan, Canada, Australia, and countries of the European Economic Community.

         The Company has applied for four United States patents on its core technology of novel composition and one joint patent with Emory University ("Emory") with respect to methods for producing water-stable organosilanes and methods of using these compositions.


         In addition, the Company intends to file additional patent applications in the future for improvements in its core technologies and for specific products that it develops. There can be no assurance, however, that the Company's patent applications will mature into issued patents, or, if issued, that such patents will be adequate to protect the Company's products or processes. In addition, there can be no assurance that the Company will be able to obtain any necessary or desired additional licenses to patents or technologies of others or that the Company will be able to develop its own additional patentable technologies.


Patent Claims Made By Others.
         The Company entered into a Research Agreement with Emory University on December 22, 1995. As a result of work performed pursuant to this Research Agreement, Emory University has filed at least two patent applications, one composition patent independently and the other an end-use patent jointly with the Company. The Emory Application discloses and claims technologies developed in conjunction with the Company that are different from, but similar to, only one of the three technologies developed solely by the Company and on which the Company is actively pursuing its own patents. If patents ultimately issue out of the Emory Application, Emory may in the future seek to assert to the Company that the manufacture, sale, and use of certain antimicrobial products may infringe certain claims of their Emory Application patent and/or foreign counterparts thereof.

         The Company believes that its current products would not infringe any claims that might issue from the Emory Application. However, any determination in the future that one or more Company products infringe in the Emory Application patent could have a material adverse effect on the business and operations of the Company.


         In addition, there can be no assurance that the Company is aware of all patents or patent applications that may materially affect the Company's ability to make, use, or sell any products. United States patent applications are confidential while pending in the United States Patent and Trademark Office ("PTO"), and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from third-party patent applications and patents could significantly reduce the coverage of the patents or patent applications licensed to the Company and limit the ability of the Company to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, the Company may be required to obtain licensees to these patents or to develop or obtain alternative technology. There can be no assurance that the Company will be able to obtain any such license on acceptable terms or at all. If such licenses are not obtained, the Company could be delayed in or prevented from the development or commercialization of its product candidates, which would have a material adverse effect on the Company. See "Business--Patents" and "Proprietary Rights" and "Certain Transactions."


         The Company believes that its patent position involves complex legal and factual questions. There can be no assurance that any future patent applications or any patents issued to the Company will provide it with competitive advantages or that the Company's use of its technology will not be challenged as infringing upon the patents or proprietary rights of others, or that the patents or proprietary rights of others will not have an adverse effect on the ability of the Company to do business. Furthermore, there can be no assurance that others will not independently develop similar technology or that others will not design technology to circumvent the Company's existing or future patents or proprietary rights. In the event that the Company's technology were deemed to be infringing upon the rights of others, the Company could be subject to damages or enjoined from using such technology or the Company could be required to obtain licenses to utilize such technology. No assurance can be given that any such licenses would be made available on terms acceptable to the Company, or at all. If the Company were to be unable to obtain such licenses, it could encounter significant delays in introducing products to the market while it attempts to design around the patents or rights infringed upon, or the Company's development, manufacture and sale of products requiring such licenses could be foreclosed. In addition, the Company could experience a loss of revenues and may incur substantial costs in defending itself and indemnifying its strategic partners in patent infringement or other actions based on proprietary rights violations brought against it or its strategic partners. The Company could also incur substantial costs in the event it finds it necessary to assert claims against third parties to prevent the infringement of its patents and proprietary rights by others.

         In March of 1997, the Company filed trademark applications for Duralast and BioShield with the United States Patent and Trademark Office. The Company is presently aware of a prior trademark filing for the name "BioShield," which the Company believes has not been used in interstate commerce and has been abandoned. The Company has instituted a cancellation proceeding with the U.S. Patent and Trademark Office with respect to such prior trademark filing. No assurances can be given that the Company will be successful in such cancellation proceeding or in securing a trademark for the name BioShield.


         The Company relies on proprietary know-how and confidential information and employs various methods, such as entering into confidentiality and non-competition agreements with its current employees and with third parties to whom it has divulged proprietary information, to protect the processes, concepts, ideas and documentation associated with its technologies. Such methods may afford incomplete protection, and there can be no assurance that the Company will be able to protect adequately its trade secrets or that other companies will not acquire information that the Company considers proprietary. The Company will be materially adversely affected if it cannot maintain its proprietary technologies.

Government Regulation.
       Environmental Protection Agency. The Company's research and development, manufacturing, distribution, and sales activities are subject to comprehensive regulation by numerous governmental authorities in the United States and other countries. The Company's current products and products in short-term development, where pest control claims are made, are regulated by the EPA. The key applicable regulations governing pesticide products are the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA) and Federal Food, Drug, and Cosmetic Act (FFDCA) as amended by the Food Quality Protection Act (FQPA) of August 3, 1996, and other federal statutes and regulations, and certain state, local and tribal regulations. These statues and regulations govern the development, testing, formulation, manufacture, labeling, storage, record keeping, quality control, advertising, promotion, sale, distribution and approval of pesticide products. Failure to comply with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, refusal by the government to approve marketing of the product, and criminal prosecution.

       In order to obtain EPA approval of a new product, the Company and its strategic partners, if any, must submit proof of safety, efficacy, purity, and stability, and the Company must demonstrate validation of its manufacturing process. The testing and application process is expensive and time consuming, often taking years to complete. There is no assurance that the EPA will act favorably or quickly in reviewing applications. With respect to patented products, processes, or technologies, delays imposed or caused by the governmental approval process may materially reduce the period during which the Company will have the exclusive right to exploit them. Delays could also affect the commercial advantages derived from the proprietary processes. There is no assurance that the regulatory agencies will find present or future submissions of the Company to be adequate.

         The Company's planned pesticide products include certain antimicrobial products for non-agricultural uses. EPA's Office of Pesticide Programs recently has been extensively reorganized. Among other things, OPP has recently established a new Antimicrobial Division (AD) to manage the registration and reregistration of antimicrobial products with non-agricultural uses. This interdisciplinary approach will allow most registration and reregistration activities to be consolidated within a single division and may yield efficiencies and shorten review times. However, the reorganization can be expected to cause substantial delays at first as new policies and procedures are implemented by persons who in many cases will be somewhat unfamiliar with the responsibilities of their new positions.

         Food and Drug Administration. The Company's research and development activities are subject to comprehensive regulation by numerous governmental authorities in the United States and other countries. If the Company is able to produce and market products, such production and marketing will place the Company under continued regulation. Among the applicable regulations in the United States, pharmaceutical and over-the-counter drugs products are subject to the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, other federal statutes and regulations, and certain state and local regulations. These statutes and regulations govern the development, testing, formulation, manufacture, labeling, storage, record keeping, quality control, advertising, promotion, sale, distribution and approval of drug products. Failure to comply with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, refusal by the government to approve marketing of the product and criminal prosecution. As the proprietary silane chemistry is not considered an over-the-counter drug, all products for human application will be considered new drugs.

       A new drug or medical device may not be legally marketed for commercial use in the United States without FDA approval. In addition, upon approval, a drug may only be marketed for the indications, in the formulations and at the dosage levels approved by the FDA. The FDA also has the authority to withdraw approval of drugs or devices in accordance with applicable statutes and regulations. Analogous foreign regulators impose similar approval requirements relating to commercial marketing of a drug or medical device in their respective countries and may impose similar restrictions and limitations after approval.


         In order to obtain FDA approval of a new drug product, the Company and its strategic partners, if any, must submit proof of safety, efficacy, purity, and stability and validation of its manufacturing process. The testing and application process is expensive and time consuming, often taking years to complete. There is no assurance that the FDA will act favorably or quickly in reviewing applications. With respect to patented products, processes or technologies, delays imposed or caused by the governmental approval process may materially reduce the period during which the Company will have the exclusive right to exploit them. Delays could also affect the commercial advantages derived from proprietary processes. The FDA has recently increased its scrutiny and regulation of antimicrobial and antiviral agents. There is no assurance that the regulatory agencies will find present or future submissions of the Company to be adequate.

         To obtain approval of medical devices, a premarket notification (510(k)) or premarket approval (PMA) application must be submitted to FDA that proves the device is as safe and effective or substantially equivalent to a legally marketed device. There is no assurance that the FDA will act favorably or quickly in reviewing applications. With respect to patented products, processes or technologies, delays imposed or caused by the governmental approval process may materially reduce the period during which the company will have the exclusive right to exploit them. Delays could also affect the commercial advantage derived from proprietary processes. There is no assurance that the regulatory agencies will find present or future submissions of the Company to be adequate.


         The Company is currently considering numerous applications for the proprietary technology, which may require multiple IND and NDA submissions prior to commercial sale. The development of the appropriate pre-clinical safety, efficacy, and chemistry testing may require a minimum of one (1) year to produce and will not be funded from the proceeds of this Offering. Portions of this data may be appropriate for support of numerous IND applications for each proposed use-pattern (for example, anti-acne/wrinkle facial preparation, wound care products, body sanitizer, and synthetic skin.) The IND application may become effective thirty (30) days following receipt by the FDA. Although there is no assurance that the FDA will grant the IND.


         Human clinical trials are typically conducted in three sequential phases with some amount of overlap allowed. Preclinical tests must be conducted by laboratories that comply with FDA Good Clinical Practices regulations governing the testing of drugs in humans and animals,. Phase 1 trials normally consist of testing the product in a small number of patient volunteers for establishing safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. In Phase 2, the continued safety and initial efficacy of the product are evaluated in a somewhat larger patient population, and appropriate dosage amounts and treatment intervals are determined. Phase 3 trials typically involve more definitive testing of the appropriate dose for safety and clinical efficacy in an expanded patient population at multiple clinical testing centers. A clinical plan or "protocol," accompanied by the approval of the research center's Institutional Review Board, must be submitted to the FDA prior to commencement of each clinical trial. The Clinical Research and Development phases on the average last 5 years.

       The Institutional Review Board ("IRB") evaluates the protocol and monitors the conduct of the study to protect the rights and safety of the human subjects. An IRB may require changes in a protocol, and there can be no assurance that an IRB will permit any given study to be initiated or completed. In addition, the FDA may order the temporary or permanent discontinuation of clinical trials at any time. In light of this process, the Company must necessarily rely on other persons and institutions to conduct studies. The Company cannot guarantee that such persons and institutions will conduct studies properly. There also can be no assurance that Phase 1, Phase 2 and Phase 3 testing of the Company's products will be completed successfully within any specified time period, if at all.

         All the results of the preclinical and clinical studies on a pharmaceutical or device product are submitted to the FDA in the form of an NDA or PMA, for approval to commence commercial distribution. Submission of an NDA or PMA does not assure FDA approval for marketing. The application review process takes more than two years on average to complete. However, the process may take substantially longer if the FDA has questions or concerns about a product or studies regarding the product. In general, the FDA requires at least two adequate and well-controlled clinical studies demonstrating efficacy with sufficient levels of statistical assurance. However, additional support may be required. The FDA also may request additional information relating to safety or efficacy, such as long-term toxicity studies. In responding to NDA or a PMA, the FDA may grant marketing approval, require additional testing and/or information or deny the application. Accordingly, there can be no assurance about any specific time frame for approval, if any, of products by the FDA. The FDA also may require post-marketing testing and surveillance to monitor the safety record of a product and its continued compliance with regulatory requirements.

         The facilities of each pharmaceutical and device manufacturer must be registered with and approved by the FDA as compliant with the agency's good manufacturing practice regulations ("GMP"). In order to comply with GMP, manufacturers must continue to expend time, money and effort in production, record keeping and quality control. In addition, manufacturers must be registered with the United States Environmental Protection Agency and similar state and local regulatory authorities if they generate toxic or dangerous waste streams. Other regulatory agencies, such as the Occupational Safety and Health Administration, also monitor manufacturing facilities for compliance with workplace safety regulations. Each of these organizations conducts periodic establishment inspections to confirm continued compliance with its regulations. Failure to comply with any of these regulations could mean fines, interruption of production and even criminal prosecution.

         For foreign markets, the company is subject to regulatory requirements, review procedures and product approvals which, generally, may be as extensive, if not more extensive, as those in the United States. Although the technical descriptions of the clinical trials are different, the trials themselves are often substantially the same as those in the United States. Approval of a product by regulatory authorities of foreign countries must be obtained prior to commencing commercial product marketing in those countries, regardless of whether FDA approval has been obtained. The time and cost required to obtain market approvals in foreign countries may be greater than required for FDA approval and may be subject to delay. There can be no assurance that regulatory authorities of foreign countries will grant approval.

         There are a number of anticipated applications that require listing with the Cosmetics, Toiletries, and Fragrances Association (CTFA) inventory. This is largely a procedural process but one that will have to be done before the Company can fully capitalize on the use of its active ingredient or its formulations in the personal care industry.


Filings Made With the EPA to Date and Current Applications and Future Filings.

         In May 1997, the Company made application to the EPA for registration of BioShield AM500 and AM500I to enable it to make certain claims regarding the antimicrobial properties of products.

         The Company has included with the EPA registration application the claims for AM500, which, the Company believes, are sufficiently documented to allow approval by the EPA without further testing. However, no assurances can be given in this regard. Because of the unique properties of BioShield AM500, additional applications for this product appear feasible and the following list of claims is not intended as a list of all possible applications and benefits of BioShield AM500. The primary uses listed in the application are as an active ingredient for formulating disinfectants, sanitizers, and microbiocides for use in laundry additives, carpet treatment products, upholstery and drapery treatment products, and building cleaning and treatment products, and to give a surface durable antimicrobial treatment effective against a wide variety of bacteria, fungi, algae and yeast.

         The Company has requested EPA approval for AM500 and AM500I to be used to impart durable, broad-spectrum antimicrobial protection to substrates for the following applications:


air filters/materials; aquarium filter material; bed sheets, blankets and bedspreads; buffer pads (abrasive and polishing); carpets and draperies; fiberfill; fiberglass ductboard; fire hose fabric; humidifier belts; mattress pads and ticking; men's underwear and outerwear; non-woven disposable diapers; non-woven polyester; outerwear apparel; disposable polyurethane foam cushions for Lapidus Airfloat Systems; polyurethane and polyethylene foam, when covered; polyurethane foam for packaging and cushioning in non-food contact applications; roofing materials; sand bags, tents, tarpaulins, sails, and ropes; athletic and causal shoes; shoe insoles; shower curtains; socks; providing residual self-sanitizing activity against athlete's foot fungus throw rugs; toilet tank and seat covers; umbrellas; upholstery vacuum cleaner bags and filters; women's hosiery; and women's intimate apparel.

       Additional information and tests have been requested by the EPA in support of the applications. In May 1998, the Company provided additional information to the EPA for the AM500I products, as requested by the EPA. The EPA is currently reviewing the newly submitted information. The Company has not responded to the request for additional information for the remaining products.


Future Filings.

         The Company intends to submit applications to the EPA for registration of BioShield AM36.OI and AM3651P, to enable it to make certain claims regarding the antimicrobial properties of products. The Company's new industrial strength products AM36.OI and AM3651P are two new, and the Company believes, unique products. Whereas both are new formulations of the silane-integrated system, neither product is water based. However, AM36.OI and AM3651P provide stable aqueous solutions.


         The primary use claims, intended to be included in the application for AM36.OI and AM3651P, are as an active ingredient for formulating disinfectants, sanitizers and microbiocides for use in laundry additives, carpet treatment products, upholstery and drapery treatment products, and building cleaning and treatment products, and to give a surface durable antimicrobial treatment effective against a wide variety of bacteria, fungi, algae and yeast. The
following   features  are  planned  as  descriptions  of  the  products  in  the application:


         Whereas AM36.OI is a concentrate designed for ease of application and durability, the strength of AM3651P lies in its intended use as a preservative. AM3651P is a blend of active ingredients chosen for their performance. The interplay of the ingredients of the active blend provides high efficiency in small concentrations. The Company believes that because of this interplay of the ingredients and the resulting independence from toxic compounds such as chlorine, formaldehyde or formaldehyde donors, AM3651P is ideally suited as a preservative.


         Materials treated with formulations containing the antimicrobial agent AM36.OI or AM3651P are preserved by the bacteriostatic, fungistatic and algistatic action imparted by the active ingredient. AM36.OI and AM3651P inhibit the growth of microorganisms that are responsible for causing odor, discoloration and deterioration. It also provides residual inhibition of microorganisms to aid in the control of these deleterious effects. AM36.OI and AM3651P form a coating on a wide variety of substrates and antimicrobial action is exhibited on contact.

         The Company intends to seek approval that AM36.OI and AM36.51P can be used to impart durable, broad-spectrum, antimicrobial protection to substrates for the following applications:


air filters/materials; aquarium filter material; bed sheets, blankets, and bedspreads; buffer pads (abrasive and polishing); carpets and draperies; fiberfill; fiberglass ductboard; fire hose fabric; humidifier belts; mattress pads and ticking; men's underwear and outerwear; non-woven disposable diapers; non-woven polyester; outerwear apparel; disposable polyurethane foam cushions for Lapidus Airfloat Systems; polyurethane foam polyethylene foam, polyurethane foam used as a growth medium for non-food crops and plants; roofing materials; sand bags, tents, tarpaulins, sails, and ropes; athletic and casual shoes; shoe insoles; shower curtains; socks; providing residual self-sanitizing activity against athlete's foot fungus; toilet tank and seat covers; umbrellas; upholstery vacuum cleaner bags and filters; vinyl wallpaper and wallpaper for non-food contact surfaces; women's hosiery; and women's intimate apparel.

         In addition, it is planned to seek approval for use of AM3651P as a preservative in FDA regulated products, including cosmetic articles, such as skin creams; hair treatment products, for example shampoos; non-regulated products, including detergents and detergent formulations; other preservative applications, such as interior and exterior paints, latex, machine oils, and lubricants; cutting fluids; water for cooling systems and swimming pools which may require EPA registration. However, no assurances can be given that the Company will be successful in commercializing any of these products or will receive any of the required regulatory approvals.


Research and Development.
     Research and development activities are performed principally by Dr. Joachim Berkner, Director of
Research and Development, Organic Chemistry, of the Company.

         The Company's core technologies are in aqueous reactive silanes and antimicrobial products. Combinations of both technologies are producing compounds with new properties and are setting new standards. The Company's new product releases in the near future will be based on these core technologies. Research on silane based and non-silane based antimicrobials will expand application of antimicrobial Company products from pesticides to medications and treatments to preventive care. Research on silane based durable products will provide the applicator with the opportunity to give any surface any desired new property.


         Future development efforts are anticipated to focus on development of antimicrobial products for medical applications, specifically, human and animal skin treatments, new formaldehyde free product preservatives, agricultural and food antimicrobials, and new active ingredients and formulations useful in the markets currently providing antimicrobial products, ranging from antimicrobial absorbents to cleaning solutions and disinfectants and other household and products. Products in this category include materials treated by the manufacturer, for example socks, shower curtains and carpets. Product development in this category is anticipated on a market-need basis in collaboration with the manufacturers. In addition, a number of new applications based on the uniqueness of the Company products are anticipated. There can be no assurance that the Company will be successful in developing these or other products.


         During the fiscal years ended June 30, 1997, and 1998, the Company incurred expenses of $74,000 and $157,000, respectively, resulting from Company-sponsored research and development activities. Research and development is expected to remain a significant component of the Company's business. In the short term, the Company expects to concentrate on the primary development projects and intends to use approximately $870,000 of the estimated net proceeds of this Offering and other funds to the extent they are, or may become, available for such projects. However, the Company may abandon or de-emphasize its research and development activities with respect to the primary development projects and expand research and development of other products as circumstances warrant. The Company has contracted out substantially all of its clinical research and intends to continue to do so while utilizing its staff for monitoring such research.


1.  Antimicrobial Biobarriers: Burn Care/Synthetic Skin.
         Commonly, the greater the skin damage, the greater the risk of infection. The skin damage and the risk of infection are especially serious in burn victims. To this day, proper treatment of burn patients remains a challenge to the healthcare professional. In addition to direct wound application, the Company believes that the Company's technology may, under certain conditions, be appropriate for application to skin grafts, either manufactured or from cadavers and most importantly, animal collagen matrixes. Collagen matrix based products are frequently applied graft materials. In addition to their importance as skin grafts, their chemical composition is such that a very favorable bonding with the Company antimicrobial products and the graft may be possible. The Company believes that the unique properties of the Company's core technology may, under certain circumstances, allow certain products based upon its technology to form a bound protective layer that allows the grafted skin to breath and transport liquids, but reduce/prohibit the entry of microorganisms.

         The initial intention of the antimicrobial protective layer is to provide protection. Integration of additional features, such as the slow release of growth stimulants to accelerate the healing process is contemplated for future exploration. Development of compounds beneficial to the healing process is planned parallel to the skin graft development. Each integrated part has to be evaluated separately for efficacy, and the focus of the skin graft application lies in the antimicrobial protection. However, the flexibility of the Company technologies is expected to provide several new additions to the skin graft technology.


        Integration of the Company's products and research may lead to new skin treatment products that the Company believes may provide continuous effective skin condition treatment. Adverse skin conditions caused by microbes appear susceptible to treatment by the Company's products. However, no assurances can be given that the Company will be successful in commercializing any of these products or will receive any of the required regulatory approvals.


2.  Transplant/Medical Device Treatments.

        A common problem in the transplant of organs or artificial implants is rejection by the receiving body's immune system. The rejection is often based on the recognition of the implant as a foreign body. This recognition is affected by the surface of the implant. Silane treatment of implants changes the surface of the implant, the treatment can be modified to be permanent or temporary. (For example, permanent on man-made implants and temporary on organ transplant transplants). One approach may be to chemically bond currently available anti-rejection medication to the silane. Design, synthesis, and characterization of this application is planned at the Company facilities and initial tests are to be performed at collaborating laboratories to prove efficacy and viability of this approach. This application will require FDA approval prior to clinical testing and commercial introduction. However, no assurances can be given that the Company will be successful in commercializing any of these products or will receive any of the required regulatory approvals.


3.  Quaternary   Ammonium  Salts  of  Phosphate  Esters  as  Pesticidal  Polymer
Additives.
         Phosphate esters have long been known to be effective pesticides. Over the years, these compounds developed into especially useful additives for polymers by reacting to the free acid of the phosphate ester with tertiary amines. The antimicrobial activity of the amine is secondary in this approach. The primary function of the amine is to "solubilize" the phosphate ester amine salt in the polymer, allowing the active ingredient to migrate in the polymer. The amines selected for this approach are known surfactants and often used as polymer additives. Once exposed on the surface of the polymer, the amine "surfactant" again aids in the migration of the phosphate, providing antimicrobial activity.


         A potential new invention may be the use of a quaternary ammonium as the cation in the phosphate ester salt. The quaternary ammonium salt would be distinguished from the amine salts used in the previous inventions by having four alkyl chains attached to the nitrogen atom. According to a preliminary literature review, this is a novel idea and similar products have only been disclosed for antimicrobial active quaternary ammonium phosphate ester salts for cleaning applications. This new compound may perform similarly or better than to the previously disclosed compounds. However, no assurances can be given that the Company will be successful in commercializing any of these products or will receive any of the required regulatory approvals.


Property.
         The Company's executive and administrative offices are located at 4405 International Blvd., Suite B109, Norcross, Georgia in a 6,900 square foot facility leased by the Company. The building contains offices, meeting rooms, and an organic chemistry lab with biological storage area. In addition the Company currently leases a 5,000 square foot manufacturing facility in Lithonia, Georgia for the production of the Company's active antimicrobial agent. The Company believes that the facility is adequate for its present and anticipated uses.

Employees.

         The Company currently has seven employees, two of whom are executive officers, one of whom is involved in research and development, three of whom are in marketing and sales, and one of whom is clerical staff. The Company believes that its relations with its employees are good. None are covered by a collective bargaining agreement with the Company.


Legal Proceedings.
         The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Directors, Executive Officers, and Significant Employees.
         The following table sets forth certain information regarding the directors, executive officers, and significant employees of the Company:

Name                                   Age                         Position


Timothy C. Moses                        42                  Co-Chairman of the Board, President, Chief
                                                            Executive Officer and Director


Jacques Elfersy                         47                  Co-Chairman of the Board, Senior Vice
                                                            President, Secretary, Treasurer and Director


Jeffrey A. Parker                       41                  Chief Operating Officer and Vice President of
                                                            Marketing and Sales


Douglas Moore                           62                  Vice President, National Sales


Dr. Joachim Berkner                     32                  Director of Research and Development, Organic
                           Chemistry

Carl T. Garner                          51                  Director


Michel Azran                            52                  Director


         Mr. Timothy C. Moses, a Director and Founder, is the Company's Co-Chairman, President, and Chief Executive Officer, and Director of Marketing and Sales. For over a decade, Mr. Moses has been an independent businessman and entrepreneur with Mr. Elfersy, the Senior Vice President of the Company. His career has spanned from sales and marketing to Director of Securities and Investment. He has developed knowledge in the chemical and chemical siloxane industry and business since leaving his former employer, Dow Corning Corporation in 1986, where he acted as liaison between management and technical sales in the role of new product planning and launches. As President of his former company, DCI, Inc., a silicone and siloxane based technology company, Mr. Moses was instrumental in seeking and raising of investment capital as well as Director of Marketing and Sales to clients on a direct basis. Mr. Moses co-developed a new antimicrobial silicone based coating system for textile applications and coordinated sales from the (EEC) European Economic Community countries to the United States. Mr. Moses is also a co-inventor of three inventions for which patent applications have been filed by the Company on its core antimicrobial technologies. Mr. Moses is a graduate of a division of Georgia Institute of Technology where he received his B.S. degree in 1980.

         Mr. Jacques Elfersy, a Director and Founder/Co-Founder, is the Company's Co-Chairman, Senior Vice President, acting Chief Financial Officer, Secretary, and Treasurer. Mr. Elfersy has been instrumental in the discovery, development, and patent filing of the Company's core antimicrobial technology. In addition to his duties, Mr. Elfersy continues to oversee the Company's research and development activities and objectives. Mr. Elfersy is a graduate of the McGill University where he earned his Bachelor's Degree in Civil Engineering in 1979. For a decade, Mr. Elfersy has been an independent businessman and entrepreneur. His career reflects extensive knowledge of silicone-based technology and silane-based antimicrobial (as a result of his past employment and business relationship with Dow Corning) program management and supervision of large-scale projects and installations, contract negotiations and implementation, and customer support services and communications. As Executive Vice President of his former Company, DCI, Inc., a silicone-based technology and silane-based antimicrobial, Mr. Elfersy was instrumental in the implementation of research and development on projects requiring antimicrobial-based coating processes and production application. In addition, he acted as senior management of engineering and production and was responsible for meeting critical time frames and budgets as well as manpower constraint requirements.

         Mr. Jeffrey A. Parker has agreed to become the Chief Operating Officer and Vice President of Marketing and Sales for the Company upon completion of the proposed Initial Public Offering. Mr. Parker began his career in 1981 at Oscar Mayer Foods Corporation where he was promoted through a variety of positions from Sales Representative, Corporate Recruiting Manager, Assistant Product Manager, and Product Manager in just three and one-half years. In 1985, he joined Schering-Plough Corporation for approximately one year as Product Manager for Seasonal Products. In 1986, he was recruited and joined Con Agra Incorporation to become General Manager, Frozen Convenience Foods. In his three years with Con Agra, Mr. Parker was promoted to Division General Manager. In 1989, Mr. Parker joined Sara Lee Corporation, Bryan Foods Grocery Division where he became President and Chief Executive Officer of Sweet Sue Kitchens after its acquisition by Sara Lee. Additionally, he assumed presidency at Bryan Grocery Products in January 1991. In 1992, Mr. Parker joined Foster Farmer as the President and General Manager, Food Service, Processed Meats and Turkey Products. In 1995, Mr. Parker became president and Chief Executive Officer of Crider Incorporation and Crider Poultry Incorporation where he was instrumental in improving product mix and profitability. Mr. Parker received his Bachelors' degree in Business Administration in 1980 and his Masters in Public Administration in 1981 from Jacksonville State University.

         Mr. Douglas Moore is a significant employee and has been the Vice President National Sales, of the Company since March 1997. Mr. Moore has 40 years of sales and marketing experience. Mr. Moore received his B.B.A. Finance from Emory University in Atlanta, Georgia, in 1957. He then began his career at Proctor & Gamble with assignments for a total of eight years in Nashville, Atlanta, Birmingham, and Columbus, Georgia, as a Unit Manager and District Head Salesman for Territory Sales. Mr. Moore then spent several years with a Kroger Company division and ten years with Warner Lambert Company with assignments as Director of Broker Operations and Sales Operations, Manager of Marketing Development, Sales Training and Sales Operations, and Chicago District Manager. He then became a National Sales Manager for the W.E. Bassett Company, Derby, Connecticut, from 1978 to 1981, and the Director, Sales Merchandising, for Tambrands, Inc. from 1981 to 1985 when he developed the Maxithins product launch. Mr. Moore then served as Vice President, Marketing and Sales Service for Faberge, Inc., Mahwah, New Jersey, from 1985 to 1988 and Vice President, Administration and Sales - Suncare/Skincare, for Eclipse Labs, Inc. of Boca Raton, Florida, in 1988 and 1989 before beginning an extended period as a marketing and sales consultant to numerous clients prior to joining the Company in March 1997.

         Dr. Joachim Berkner is a significant employee and has been Director of Research and Development, Organic Chemistry, of the Company since January 1996. Dr. Berkner has served as consultant to Alpha Gamma Research; a company involved in cancer research since 1992 and as a consultant to Chemical Products Technology, a company involved in dye synthesis and process development since 1995. He has published several articles on Organic Chemistry and polymers and has co-authored several sections of the Encyclopedia of Reagents for Organic Synthesis. Dr. Berkner received his Ph.D. in Chemistry and BioChemistry from the Georgia Institute of Technology in the fall of 1996 and received his valdiplom in Chemistry from Philipps Univeritat Marburg in Marburg, Germany, in 1990.


     Carl T. Garner has been a Director of the Company since 1996. Since 1995, Mr. Garner has been a partner in Garner and Nevins (a division of Nevins Marketing Group, Inc.), a promotional and advertising agency based in Atlanta, Georgia. Mr. Garner received a B.S. in Business/Accounting from Jacksonville State University in 1969, a masters degree in Management from Georgia College in 1977, and a masters degree in Business Administration from Jacksonville State University in 1978. Mr. Garner also acts as an Advisory Director to the Company.

     Mr. Michel M. Azran has been a Director of the Company since December 1997. Since August 1994, he has been a partner at J.C. Bradford & Co., a securities and brokerage firm. From 1982 through 1994, Mr. Azran was employed by The Robinson-Humphrey Company, Inc. and last served in the capacity of Senior Vice President - Investments. He holds an Accounting and Finance degree from University of Lyons (1967) and Paris (1975) and was in public accounting in France until October 1977


         The Company's directors are divided into three classes which serve staggered three-year terms or until their successors have been duly elected and qualified. Currently, Michel M. Azran is serving in Class I with a term ending at the Company's 1998 annual meeting of shareholders, Carl T. Garner is serving in Class II with a term expiring at the Company's 1999 annual meeting of shareholders, and Jacques Elfersy and Timothy C. Moses are serving in Class III directors with a term expiring at the 2000 annual meeting of shareholders. Following the initial public offering, the Company currently intends to pay directors who are not employees of the Company a fee of (i) $1,000 per regularly scheduled Board meeting attended (or $250 for participation in a regularly scheduled Board meeting by conference telephone) and (ii) $12,000 annually. The Company reimburses all directors for their expenses in connection with their attendance at such meetings.

     The Company maintains an audit committee that consists of its two independent directors, Michel M. Azran and Carl T. Garner. The Company will maintain at least two independent directors on the Board of Directors.


         Officers are elected annually by the Board of Directors and serve at the discretion of the Board.


         The Company currently maintains $1,000,000 key man life insurance policies on the lives of each of Mr.

Moses and Mr. Elfersy

Executive Compensation.

         The following table sets forth for the three years ended June 30, 1998, compensation paid by the Company to its Co-Chairman of the Board, Chief Executive Officer, and Director and its Co-Chairman of the Board, Senior Vice President, Acting Chief Financial Officer, Secretary, Treasurer, and Director. None of the Company's other executive officers had annual compensation in excess of $100,000 for services rendered during any of the three years ended June 30, 1998, 1997 or 1996.


                           Summary Compensation Table

                                                                                      Other Annual

Name and Principal Position                    Year         Salary       Bonus      Compensation

Timothy C. Moses,                              1998         120,000         -             -
Co- Chairman of the Board,                     1997         120,000         -             -
President, Chief Executive                     1996         120,000         -             -

Officer and Director.


Jacques Elfersy,                               1998         120,000         -             -
 o-Chairman of the Board,                      1997         120,000         -             -

Executive, Vice President,                     1996         120,000         -             -
Acting Chief Financial Officer,
Director of Regulatory Affairs,
Secretary, Treasurer, and Director.


Employment Agreements.
         The Company has entered into Employment Agreements, each dated January 1, 1998, with Mr. Moses and Mr. Elfersy. The agreements have an initial term commencing January 1, 1998, and expiring December 31, 2003. However, the remaining term of each agreement will be extended automatically for one year on each July 1, beginning July 1, 2001, so that each agreement expires three (3) years from such date, unless either party notifies the other party in writing of an intent not to renew at least ninety (90) days prior to the applicable July 1st. Under the agreements, each of Mr. Moses and Mr. Elfersy is required to devote their full business time to the affairs of the Company. The agreements also contain certain non-compete provisions, which provisions a state court may determine not to enforce or only to partially enforce.


         Each agreement provides for a base salary at the rate of $125,000. The base salaries are then subject to increase, but not decrease, as of January 1, in the case of Messrs. Moses and Elfersy, of each year during the term of the agreements as determined by the Company's Board of Directors. Each agreement also provides for an annual performance bonus based upon a matrix of dollar sales levels and dollar before-tax profitability. Cells within the matrix represent specific combinations of sales and profits, with performance falling within a particular cell resulting in a bonus to the Mr. Moses or Mr. Elfersy expressed as a percent of his base salary. This matrix, which allows for bonuses running from 0% to 150% of base salary, is constructed to reward the executive for reaching specific combinations of sales and profit levels with higher sales and profit resulting in a larger bonus. The maximum amount paid to either Mr. Moses or Mr. Elfersy pursuant to the matrix cannot exceed $50,000 per year.

         In addition, each agreement provides a severance package in the event the executive is terminated other than for cause (as defined) or the executive terminates his agreement for good reason (as defined) an amount equal to the sum of (A) the greater of two (2) years of the base salary applicable to the executive on the date of termination or the base salary (assuming no increases) payable for remaining term of his agreement assuming no termination, plus (B) two (2) times the average of the annual bonuses paid or payable to the executive during the term of his agreement, payable in six (6) equal, consecutive monthly installments commencing no later than thirty (30) days after the date of termination. In addition, all outstanding options, stock grants, share of restricted stock or any other equity, incentive compensation shall be and become fully vested and nonforfeitable and the executive and the executive's family will be entitled to receive welfare plan benefits (other than continued group long-term disability coverage) generally available to executives with comparable responsibilities or positions for a period of two (2) years from the date of termination at the same cost to the executive as is charged to such executives from time to time for comparable coverage.

         The Company has entered into a non-binding letter of intent (the "Letter of Intent") for the employment of Jeffrey A. Parker as Chief Operating Officer of the Company effective upon the closing of the Offering. At present, the Company is in negotiations with Mr. Parker regarding the preparation and execution of an employment agreement. The Letter of Intent provides, among other things, for a three-year employment agreement with a salary of $150,000 per annum, subject to termination with or without cause; medical insurance, and benefits provided to other employees and the issuance by the Company of up to 50,000 stock options per annum exercisable at the initial public offering price, which options will be subject to certain additional terms, conditions, and restrictions. However, the exact terms and conditions of such an employment agreement are subject to change and will only be finalized upon the execution by the parties of a definitive employment agreement.


Advisory Board.
         The Company's Advisory Board (the "Advisory Board") was organized to review and evaluate the Company's research and development programs and to advise the Company generally in addressing various scientific and business issues. The Company generally selects for membership persons who have experience in finance, marketing and science. Members of the Advisory Board ("Advisors") may meet as a group or individually with management of the Company. They are not employed by the Company and may have commitments to, or consulting or advisory agreements with, other entities that may limit their availability to the Company. These entities may also be competitors of the Company. The Company is not aware of any conflict of interest between work performed by Advisors on behalf of the Company and work performed by them on behalf of other parties. The Company requires each Advisor to execute a confidentiality agreement upon the commencement of his or her relationship with the Company. The agreements generally provide that all confidential information made known to the individual during the term of the relationship is the exclusive property of the Company and shall be kept confidential and not disclosed to third parties. The current members of the Advisory Board are as follows:

         Mr. Martin Savarick, age 58, is currently President of The Printstar Group, Inc., a marketing and management consulting firm. He has been the Chairman of the Board, President, and Chief Executive Officer of two publicly traded companies - Beacon Photo Service, Inc. and Imprint Products, Inc. Both companies dealt with retail customers throughout the United States exclusively on a mail-order basis. The companies employed various innovative marketing techniques to advertise and sell its products. Mr. Savarick also served as President of a fund raising organization and of a direct mail marketing consulting firm.


     Dr. Cecil R. Smith, age 44, is currently Chief Executive Officer and Director in BioShield Research Corporation, a company based in Powell, Ohio, which conducts biohazard control evaluations for indoor environmental quality of such buildings and develops contamination control protocols for the biotechnology/pharmaceutical industry and provides site safety analysis. Since 1987, Dr. Smith has also been Assistant Vice President of Environmental Health and Safety of the Ohio State University. In that capacity, Dr. Smith is responsible for the administration of an environmental, occupational health and radiation safety program that includes biological/chemical safety, safety engineering, industrial hygiene, infectious/hazardous waste management, safety training and environmental compliance. Since 1991, Mr. Smith has also served as Assistant Professor to the Ohio State University, School of Public Health. Dr. Smith received his Ph.D. in Public Health and Masters Degree in Public Health from the University of North Carolina. In 1983 and 1980, respectively, Dr. Smith received his B.S. in Microbiology from North Dakota State University in 1977 and his B.A. in Biology and Natural Science from Gustavus Adolphus College in 1975.

     Edward H. Brown, age 42, is a partner in Schreeder, Wheeler & Flint, based in Atlanta, Georgia. Mr. Brown is a corporate lawyer and has served as corporate counsel to the Company since 1995. Mr. Brown received his J.D. from the Washington and Lee University, School of Law in Lexington, Virginia in 1984 and his B.A. from University of Virginia in 1980.

         Advisors receive reimbursement of travel expenses, connected with Company business, and stock options, for consultation services, which include assisting the Company in the development of a marketing plan as well as research plan to elucidate the biological effects, safety and efficacy of the Company's products and assisting the Company in analyzing data from research trials and other studies concerning the Company's products. The Company anticipates that each Advisor will devote approximately six days per year to the affairs of the Company in his capacity as an Advisor, consisting of three one-day meetings of the Advisory Board to be held each year and preparation for such meetings.

Indemnification of Directors and Officers.
         The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of his counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Stock Option Plans.
         In December 1997, the Board of Directors adopted and the shareholders of the Company approved the 1997 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors and shareholders approved the 1996 Directors Stock Option Plan (the "Director Plan") in 1996

Terms of Incentive Plan.

         The Incentive Plan provides the Company with increased flexibility to grant equity-based compensation to key employees, officers and consultants of the Company. The purpose of the Incentive Plan is to: (i) provide incentives to stimulate individual efforts toward the Company's long-term growth and profitability; (ii) encourage stock ownership by officers, key employees and consultants by enabling them to acquire a proprietary interest in the Company in the form of shares of Common Stock or to receive compensation based on appreciation in the value of the Common Stock; and (iii) provide a means of obtaining, rewarding and retaining key personnel. The Company has reserved 400,000 shares of Common Stock for issuance pursuant to awards that may be made under the Incentive Plan. Awards of 30,000 shares of Common Stock were granted under the Incentive Plan to key employees in March of 1998 of which 30,000 options are currently exercisable at a price of $1.00 per share.


         The nature, terms and conditions of awards under the Incentive Plan will be determined by the Stock Option Committee of the Board of Directors (the "Committee"). The members of the Committee are selected by the Board of Directors. The current members of the Committee are Messrs. Garner and Azran. The Incentive Plan permits the Committee to make awards of Common Stock, incentive or non-qualified stock options (collectively, "Stock Incentives") with the following terms and conditions:

       Terms and Conditions of all Stock Incentives. The number of shares of Common Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion. To the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder relating to compensation to be treated as qualified performance-based compensation, the maximum number of shares of Common Stock with respect to which options or SARs may be granted during any one-year period to any employee may not exceed 25,000. Each Stock Incentive will either be evidenced by a Stock Incentive Agreement or Stock Incentive Program, in each case containing such terms, conditions and restrictions as the Committee may deem appropriate. Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable only by the recipient during his or her lifetime or by the recipient's legal representative in the event of the recipient's death or disability.

       Stock Awards. The number of shares of Common Stock, subject to a Stock Award and restrictions or conditions on such shares, if any, will be determined by the Committee. The Committee may require a cash payment from the recipient in an amount no greater than the aggregate fair market value of the shares of Common Stock awarded, as determined at the date of grant.


       Options.  Options may be either incentive stock options,  as described in
Section 422 of the Code, or non-qualified stock options. The exercise price of each option will be determined by the Committee and set forth in a Stock Incentive Agreement but may not be less than the fair market value of the Common Stock on the date the option is granted. The exercise price may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The exercise price may not be changed after the option is granted, and options may not be surrendered in consideration of, or exchanged for, a grant of a new option with a lower exercise price. Incentive stock options will expire 10 years after the date of grant. Non-qualified stock options will expire on the date set forth in the respective Stock Incentive Agreement. Payment for shares of Common Stock purchased upon exercise of an option may be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto. In the event of a recipient's termination of employment, the option or unexercised portion thereof will expire no later than three months after the date of termination, except that in the case of the recipient's death or disability, such period will be extended to one year. The Committee may set forth longer time limits in the Stock Incentive Agreement, although in such cases incentive stock option treatment will not be available under the Code.


Termination and Amendment of the Incentive Plan.
       The Board of Directors may amend or terminate the Incentive Plan without stockholder approval at any time; provided, however, that the Board may condition any amendment on the approval of the stockholders if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of a holder under the terms of that Stock Incentive.

Changes in Capitalization.
       The Incentive Plan provides for an adjustment of the number of shares of Common Stock reserved and subject to awards issued pursuant to the Incentive Plan and of the exercise price of options granted under the Incentive Plan in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. In the event of a merger, consolidation or other reorganization of the Company or a tender offer for its shares of Common Stock, the Committee may take such action as it deems necessary or appropriate to reflect the effect of the applicable transaction, including but not limited to:
(i) the substitution, adjustment or acceleration of awards; (ii) the removal of restrictions on awards; or (iii) the termination of outstanding awards in exchange for the cash value of the vested portion of the award.

Federal Income Tax Consequences.
         The following discussion outlines generally the federal income tax consequences of the receipt of options under the Incentive Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Incentive Plan. If the recipient is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special rules may apply to determine the federal income tax consequences of certain option exercises. Participants in the Incentive Plan should consult their own tax advisors as to the specific tax consequences applicable to them and to the tax consequences applicable to other types of Stock Incentives that may be awarded under the Incentive Plan.

         Incentive Stock Options. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option pursuant to the Incentive Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Common Stock to the recipient. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the recipient for the year in which the option is exercised. Thus, certain recipients may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules under the Code. If the shares of Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the recipient generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the recipient's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the recipient, provided the Company satisfies applicable federal income tax withholding requirements. If the shares of Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

         Non-Qualified Options. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period for which shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short-or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised. Special rules apply to a participant who exercises a non-qualified option by paying the exercise price in whole or in part by a transfer of shares of Common Stock to the Company.

Director Plan.

         The purpose of the Director Plan is to provide an incentive to outside directors and members of the Company's Advisory Board ("Advisors") for continuous association with the Company and to reinforce the relationship between participants' rewards and shareholder gains. The Company has reserved 1,000,000 shares of Common Stock pursuant to awards that may be made under the Director Plan. Awards of 120,000 shares of Common Stock were issued by the Company in 1997 to Advisory Directors; and 120,000 shares of Common Stock were issued by the Company in 1996 to Advisors. Pursuant to the Director Plan, options vest in three stages, 20,000 shares at agreement. 120,000 of such options are currently exercisable pursuant to the Director Plan. option


Consultants.

         The Company has entered into a consulting agreement in November 1997 with R.T. Consulting, Inc. ("R.T."), to provide the Company with various
consulting  services,   including  rendering  strategic  and  financial  advice,
developing marketing plans and materials, financial plans and budgets, and initiating strategic business initiatives. Pursuant to its agreement with the Company, R.T. will receive $3,000 per calendar month for a period of four (4) calendar years commencing on the effective date of a registration statement filed with the SEC with respect to any initial public offering.


       In May 1998, the Company entered into an agreement with Revere Financial Group, Inc. ("Revere") to provide Edgarization, pre-press services, and assistance with the roadshow presentation in connection with this Offering in exchange for a fee equal to $50,000. Revere is a company affiliated with Tejas Securities Group, Inc., one of the underwriters.


       In August 1998, the Company entered into a consulting agreement with Moran Marketing Company, Inc. to provide the Company with various consulting services relating to, among other things, the formulation of strategic marketing and business plans, and the retention of key employees. Pursuant to the terms of the Agreement, Moran Marketing receives a monthly consulting fee of $7,500 for the months of September, October, and November, which fee shall increase to $12,500 per month no sooner than December 1, 1998, and such agreement may be terminated by either party upon ninety (90) days' prior written notice. In addition, Maran Marketing is entitled to certain commissions and licensing fees on sales, licensing, and marketing of the Company's products.

                       PRINCIPAL AND SELLING SHAREHOLDERS

       The following table sets forth information as of the date of this Prospectus and as adjusted to reflect the sale of 750,000 units offered hereby, based upon information obtained from the persons named below, relating to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own five percent or more of the outstanding Common Stock, (ii) each director of the Company and (iii) all officers and directors of the Company as a group.

                                      Before the Offering (1)                       After the Offering (3)
                                     ---------------------                          ----------------------
                                                                     Shares
Name and Address                      Shares         Percent       Offered by        Shares         Percent
of Beneficial Owner                    Owned        of Class      Shareholders (2)    Owned        of Class
-------------------                 --------        --------      ----------------  ----------     --------


Timothy C. Moses (4)
405 North Errol Court, N.W.
Atlanta, Georgia 30327              1,357,927        28.0%           112,500         1,245,427       19.6%

Jacques Elfersy (4)
1771 East Clifton Road
Atlanta, Georgia 30307              1,505,117        31.1%           112,500         1,392,617       21.9%

Carl T. Garner
4473 Chattahoochee Plantation

Marietta, Georgia 30067                40,000         *                    -0-          40,000       *

All officers and directors

as a group (5 persons)              2,903,044        59.9%           225,000         2,678,044       42.2%


*    Less than 1%
-------


(1) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised.
(2) Offered pursuant to the over-allotment option granted to the Underwriters.
(3) Assumes full exercise of over-allotment option for a total of 225,000 shares of Common Stock granted by Selling Shareholders to the Underwriters. See "Underwriting." Messrs. Moses and Elfersy have agreed to pay a pro-rata share of the selling expenses of the Offering if the over-allotment option is exercised by the Underwriters.
(4) Does not include138,834 shares of Common Stock owned by each of the wives of Messrs. Moses and Elfersy for which each of them disclaim beneficial ownership.

                              CERTAIN TRANSACTIONS


         In June 1998, Timothy C. Moses and Jacques Elfersy contributed approximately $50,000 of capital to the Company. Subsequent to June 30, 1998, Messrs. Moses and Elfersy contributed an additional $325,000 of capital to the Company. Such contributions were funded by the private sale to accredited investors of 124,995 shares of Common Stock of the Company owned by such persons since 1995 at a purchase price of $3.00 per share.

         In January, March, and June 1998, Judith B. Turner, the mother-in-law of Timothy C. Moses, lent the Company $30,000, $25,000, and $25,000, respectively. The Company has agreed to repay such sums to Mrs. Turner pursuant to three promissory notes, dated January 16, 1998, February 27, 1998, and June 5, 1998 (the "Notes"). Each of the Notes mature on the earlier of the first anniversary of issuance or the effective date of the initial public offering and bear interest at the rate of 8% per annum.

     Upon consummation of this Offering, Messrs. Moses and Elfersy will receive $307,133 in the aggregate from the Company representing repayment of accrued and unpaid salary due and payable by the Company to such persons for their employment for the period June 1995 through December 31, 1997.

     Although the Company believes that the foregoing transactions were on terms no less favorable to the Company than would have been available from unaffiliated third parties in arm's length transactions, there can be no assurance that this is the case. The Company will comply with Sections VII A and B of the NASAA Statement of Policy Regarding Loans and Other Material Affiliated Transactions, amended November 18, 1997, regarding future material affiliated transactions. All future transactions and loans between the Company and its officers, directors and 5% shareholders will be on terms no less favorable to the Company than could be obtained from independent, third parties. Affiliated transactions will be approved by a majority of the independent and disinterested directors, who will have access, at the Company's expense, to the Company's counsel or to independent legal counsel. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates will be advantageous, that conflicts of interest will not arise with respect thereto or that if conflicts do arise, that they will be resolved in favor of the Company.

                            DESCRIPTION OF SECURITIES

Units.

         Each Unit consists of two shares of Common Stock and two Warrants. The Shares and the Warrants included in the Units may not be separately traded until March ____, 1999, unless earlier separated upon ten day's written notice from the Representatives to the Company.


Common Stock.

         The Company is authorized to issue 50,000,000 shares of Common Stock, without par value, and 10,000,000 of blank check preferred stock. As of September 9, 1998 there were 4,844,125 shares of Common Stock issued.
There were 63 holders of record of Common Stock, as of September 9, 1998.


         The holders of outstanding shares of all classes of Common Stock are entitled to share ratably in any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of funds legally available. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to cumulative voting or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution. All outstanding shares of Common Stock are fully paid and non-assessable.

Warrants.

         The Warrants will be issued in registered form under, governed by, and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and the American Securities Transfer & Trust, Inc. as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

         Each Warrant entitles the holder thereof to purchase at any time one share of Common Stock at an exercise price per share of 120% of the initial public offering price, at any time after the Common Stock and Warrants become separately tradable until September ____, 2003. The right to exercise the Warrants will terminate at the close of business on September ____, 2003. The Warrants contain provisions that protect the Warrant holders against dilution by adjustment of the exercise price in certain events, including but not limited to stock dividends, stock splits, reclassification or mergers. A Warrant holder will not possess any rights as a shareholder of the Company. Shares of Common Stock, when issued upon the exercise of the Warrants, in accordance with the terms thereof, will be fully paid and non-assessable.

         Commencing six months after the date of this Prospectus, the Company may redeem some or all of the Warrants at a call price of $0.05 per Warrant, upon thirty (30) day's prior written notice if the closing sale price of the Common Stock on the Nasdaq SmallCap Market has equaled or exceeded 200% of the initial public offering price for ten (10) consecutive days.

         The Warrants may be exercised only if a current prospectus relating to the underlying Common Stock is then in effect and only if the shares are qualified for sale or exempt from registration under the securities laws of the state or states in which the purchaser resides. So long as the Warrants are outstanding, the Company has undertaken to file all post-effective amendments to the Registration Statement required to be filed under the Securities Act, and to take appropriate action under federal law and the securities laws of those states where the Warrants were initially offered to permit the issuance and resale of the Common Stock issuable upon exercise of the Warrants. However, there can be no assurance that the Company will be in a position to effect such action, and the failure to do so may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants, but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms. However, there can be no assurances that the Company will not alter its position in the future with respect to this matter.

Transfer Agent and Registrar.

          The Transfer Agent and Registrar, for the Units, the Common Stock and the Warrants, is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, suite 144, Denver, Colorado 80202.



Underwriters' Warrants.

         Upon the closing of this Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, Underwriters' Warrants to purchase up to 75,000 Units. These Units will be substantially similar to the Units offered hereby. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for one year, except to the officers of the Underwriters and their successors and dealers participating in the Offering and/or their partners or officers. The Underwriters' Warrants are exercisable at 120% of the public offering price, subject to adjustment in certain events to protect against dilution, for a four-year period commencing one year from the effective date of this Offering. See "Underwriting."

                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of this Offering, the Company will have 6,344,125 shares of Common Stock outstanding. Of these shares, the 1,500,000 shares sold in this Offering (1,725,000 if the over-allotment option is exercised in full) will be freely tradable in the public market without restriction under the Securities Act, except shares purchased by an "affiliate" (as defined in the Securities Act) of the Company. The remaining 4,844,125 shares (the "Restricted Shares") (4,619,125 if the over-allotment option is exercised in full) will be "restricted shares" within the meaning of the Securities Act and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 under the Securities Act.


         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell Restricted Shares if at least one year has passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Rule 144 provides, however, that, within any three-month period, such person may only sell up to the greater of 1% of the then outstanding shares of the Company's Common Stock (approximately 63,000 shares following the completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of the sale is filed with the Commission. Sales pursuant to Rule 144 also are subject to certain other requirements relating to manner of sale, notice of sale and availability of current public information. Any person who has not been an affiliate of the Company for a period of ninety (90) days preceding a sale of Restricted Shares is entitled to sell such shares under Rule 144 without regard to such limitations if at least two years have passed since the later of the date such shares were acquired from the Company or any affiliate of the Company. Shares held by persons who are deemed to be affiliated with the Company are subject to such volume limitations regardless of how long they have been owned or how they were acquired.


         Without consideration of contractual restrictions described below, an aggregate of 4,844,125 shares of Common Stock, representing 76.4% of the outstanding shares of the Common Stock, or 4,619,125 shares representing 72.8% if the over-allotment option is exercised in full will be eligible for sale in the public market pursuant to Rule 144 after the completion of this Offering. The Company is unable to estimate the number of shares that may be sold from time to time under Rule 144, since such number will depend upon the market price and trading volume for the Common Stock, the personal circumstances of the sellers and other factors.


                  After this Offering, executive officers, directors and senior management will own 2,923,044 shares of the Common Stock (2,698,044 if the Underwriters' over-allotment option is exercised). The Company's shareholders and directors (excluding the 225,000 shares of Common Stock offered by Messrs. Moses and Elfersy pursuant to the over-allotment option described herein) have entered into an agreement with the Representatives providing that they will not sell or otherwise dispose of any shares of Common Stock held by them for a period of one year after the date of this Prospectus without the prior written consent of the Representatives, except for option. The 1998 Warrants are subject to an unconditional one-year lock-up from the first trading day of this Offering which prevents a holder of the 1998 Warrants from exercising such warrants or otherwise transferring, conveying, or assigning such warrants for such one-year period.

         The Company can make no prediction as to the effect, if any, that offers or sales of these shares would have on the market price of the Common Stock. Nevertheless, sales of significant amounts of restricted shares in the public markets could adversely affect the fair market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

                                  UNDERWRITING

         The following section is a summary of all of the material terms of the Underwriting Agreement and does not purport to be complete. A copy of the Underwriting Agreement has been filed as an exhibit to this Registration Statement.

         Pursuant to the terms and subject to the conditions contained in the Underwriting Agreement, the Company has agreed to sell to the Underwriters named below, and each of the Underwriters, for whom Tejas Securities Group, Inc., Redstone Securities, Inc., and Seaboard Securities, Inc., (the "Representatives") are acting as Representatives, has severally agreed to purchase the number of Units set forth opposite its name in the following table.

              Underwriters                                    Number of Units


Tejas Securities Group, Inc.
Redstone Securities, Inc.
Seaboard Securities, Inc.


              Total........................................       750,000
                                                                ======

         The Representatives have advised the Company that the Underwriters propose to offer the Units to the public at the initial public offering price per unit set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $_____ per Unit, of which $________ may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.


         The Company and the Selling Shareholders have granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to 112,500 additional Units to cover over-allotments, if any, at the same price per share as the Company will receive for the 750,000 Units that the Underwriters have agreed to purchase. If the over-allotment option is exercised in full, the Selling Shareholders will sell 225,000 shares of Common Stock to the Underwriter. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional Units that the number of Units to be purchased by it shown in the above table represents as a percentage of the 750,000 Units offered hereby. If purchased, such additional Units will be sold by the Underwriters on the same terms as those on which the 750,000 Units are being sold.


         The Underwriting Agreement contains covenants of indemnity among the Underwriters, and the Company against certain civil liabilities, including liabilities under the Securities Act.


         The holders of approximately 4,844,125 shares of the Common Stock, after the Offering, have agreed with the Representatives that, until one year after the date of this Prospectus, subject to certain limited exceptions, they will not sell, contract to sell, or otherwise dispose of any shares of Common Stock, any options to purchase shares of Common Stock, or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, owned directly by such holders, or with respect to which they have the power of disposition, without the prior written consent of the Representatives.
Substantially all of such shares will be eligible for immediate public sale following expiration of the lock-up periods, subject to the provisions of Rule
144. See "Shares Eligible for Future Sale."


         The Underwriters have the right to offer the Securities offered hereby only through licensed securities dealers in the United States who are members of the National Association of Securities Dealers, Inc. and may allow such dealers such portion of its ten (10%) percent commission as the Underwriters may determine.

         The Underwriters will not confirm sales to any discretionary accounts without the prior written consent of their customers.

                  In connection with this Offering, the Underwriters and certain selling group members may engage in certain transactions that stabilize, maintain or otherwise affect the market price of the Units, the Common Stock and the Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Units, the Common Stock and the Warrants for the purpose of pegging, fixing or maintaining the market price of such securities. The Underwriters may also create a short position in the Units by selling more Units in connection with this Offering than it is committed to purchase from the Company, and in such case the Representatives may reduce all or a portion of that short position by purchasing the Units, the Common Stock and the Warrants in the open market. The Representatives also may also elect to reduce any short position by exercising all or any portion of the over-allotment option described herein. In addition, the Representatives may impose "penalty bids" on certain
Underwriters and selling group members. This means that if a Representative purchases shares of Common Stock or Warrants in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock or the Warrants, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares of Common Stock or Warrants as part of this Offering. Any of the transactions described in this paragraph may stabilize or maintain the market price of the Units, the Common in the open market.nts at a level above that which might otherwise prevail


         Neither the Company nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units, the Common Stock and the Warrants. In addition, neither the Company nor the Underwriters make any representation that the Underwriters or any selling group members will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Company has agreed to pay the Representatives a non-accountable expense allowance of 2.00% of the gross amount of the Units sold ($157,500 on the sale of the Units offered) at the closing of the Offering. The Underwriters' expenses in excess thereof will be paid by the Representatives. To the extent that the expenses of the underwriting are less than that amount, such excess shall be deemed to be additional compensation to the Underwriters. In the event this Offering is terminated before its successful completion, the Company may be obligated to pay the Representatives a maximum of $25,000 on an accountable basis for expenses incurred by the Underwriters in connection with this Offering.

     The Company has agreed that for a period of five years from the closing of the sale of the Units offered hereby, it will nominate for election as a director a person designated by the Representatives, and during such time as the Representatives have not exercised such right, the Representatives shall have the right to designate an observer, who shall be entitled to attend all meetings of the Board and receive all correspondence and communications sent by the Company to the members of the Board. The representatives have not yet identified to the Company the person who is to be nominated for election as a director or designated as an observer.
         The Underwriting Agreement provides for indemnification among the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act. In addition, the Underwriters' Warrants provide for indemnification among the Company and the holders of the Underwriters' Warrants and underlying shares against certain civil liabilities, including liabilities under the Securities Act, and the Exchange Act.

Underwriters' Warrants.

         Upon the closing of this Offering, the Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase up to 75,000 Units consisting of 150,000 shares of Common Stock and 75,000 warrants. The Underwriters' Warrants are exercisable at 120% of the public offering price for a four-year period commencing one year from the effective date of this Offering. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this Offering except to the officers of the Underwriters and their successors and dealers participating in the Offering and/or their partners or officers. The Underwriters' Warrants will contain anti-dilution provisions providing for appropriate adjustment of the price per share subject to the Warrants under certain circumstances. The holders of the Underwriters' Warrants have no voting, dividend or other rights as shareholders of the Company with respect to shares underlying the Underwriters' Warrants until the Underwriters' Warrants have been exercised.


         For the term of the Underwriters' Warrants, the holders thereof will be given the opportunity to profit from a rise in the market value of the Company's shares, with a resulting dilution in the interest of other shareholders. The holders of the Underwriters' Warrants can be expected to exercise the Underwriters' Warrants at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of its unissued shares on terms more favorable to the Company than those provided by the Underwriters' Warrants. Such facts may adversely affect the terms on which the Company can obtain additional financing. Any profit realized by the Underwriters on the sale of the Underwriters' Warrants or shares issuable upon exercise of the Underwriters' Warrants may be deemed additional underwriting compensation.

         If the Representatives, at their election, at any time one year after the date of this Prospectus, solicits the exercise of the Warrants, the Company will be obligated, subject to certain conditions, to pay the Representatives a solicitation fee equal to 5% of the aggregate proceeds received by the Company as a result of the solicitation. No warrant solicitation fees will be paid within one year after the date of this Prospectus. No solicitation fee will be paid if the market price of the Common Stock is lower than the exercise price of the Warrants at such time, no solicitation fee will be paid if the Warrants being exercised are held in a discretionary account at the time of exercise, except where prior specific approval for exercise is received from the customer exercising the Warrants, and no solicitation fee will be paid unless the customer exercising the Warrants states in writing that the exercise was solicited and designates in writing the Representative or other broker-dealer to receive compensation in connection with the exercise. The Representatives may re-allow a portion of the fee to soliciting broker-dealers.

         Regulation M may prohibit the Representatives or any other soliciting broker-dealer from engaging in any market making activities with regard to the Company's securities for the period from five (5) business days (or such other applicable period as Regulation M may provide) prior to any solicitation by a Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that a Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representatives may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

Determination of Offering Price.
         The  initial  public  offering  price was  determined  by  negotiations between the Company and the Representatives. The factors considered in determining the public offering price include the Company's revenue growth since its organization, the industry in which it operates, the Company's business potential and earning prospects and the general condition of the securities markets at the time of the Offering. The offering price does not bear any relationship to the Company's assets, book value, net worth or other recognized objective criteria of value.

         Prior to this Offering, there has been no public market for the Securities, and there can be no assurance than an active market will develop.

The Nasdaq SmallCap Market.

         The Units, Common Stock, and Warrants have been applied for listing on The Nasdaq SmallCap Market under the trading symbols "BSTI.U," "BSTI," and "BSTI.W," respectively. The Offering is contingent upon the Company's obtaining 300 shareholders.



                                  LEGAL MATTERS

The validity of the issuance of the Securities offered hereby will be passed upon for the Company by Sims Moss Kline & Davis LLP, Atlanta, Georgia. Raymond
L. Moss, a partner with Sims Moss Kline & Davis LLP, owns or has the right to acquire 35,209 shares of Common Stock. Certain legal matters in connection with the sale of the Securities offered hereby will be passed upon for the Underwriters by Winstead Sechrest & Minick P.C., Dallas, Texas.



                                     EXPERTS


The financial statements for each of the three fiscal years in the period ended June 30, 1998, included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

     Alkyl Groups - Univalent groups derived from alkanes by removal of a hydrogen atom from any carbon atom: CnH2n+1-. See also cycloalkyl groups. Cf. hydrocarbyl groups.

     Antimicrobial - Harmful to microorganisms by either killing or inhibiting growth. Antimicrobial pesticides comprise a broad range of products designed to control undesirable microorganisms such as bacteria, viruses, or algae on non-living (inanimate) objects or surfaces(1), and on raw fruits and vegetables. Antimicrobial products are marketed in several formulations, including sprays, liquids, concentrated powders, and gases. Uses range from swimming pools to medical equipment to sinks and toilets to wood preservatives to drinking water for humans and livestock. Antimicrobial products can be divided into public health uses and non-public health uses.

Antimicrobial agent - A chemical that kills or inhibits the growth of microorganisms.

Bacteriostatic             -   Antimicrobial agent that is capable of inhibiting
                               bacterial growth without killing.

Biostatic                  -   A term loosely used for bacteriostatic.

Ester                      -   An organic compound formed by the reaction of
                               acid and alcohol.

Hydrocarbyl group - Univalent (having a valence of one) groups formed by removing a hydrogen atom from a hydrocarbon.

Lyophilic - A general term ("solvent loving") applied to a specific solute and solvent mixed together, indicating the solubility relationship between the two. A highly water soluble material such as acetone would be termed lyophilic in water.

Lyophobic - The opposite of lyophilic ("solvent hating"). A hydrocarbon, for example, would be lyophobic in relation to water. If the solvent in question were changed to octane, the hydrocarbon would then become lyophilic.

Phosphate Ester            -   Synonym for phosphoric acid ester.

Polymers                   -   A long series of molecules.

Quaternary                     ammonium -  Derivatives  of  ammonium  compounds,
                               NH4+  Y-,  in  which  all  four of the  hydrogens
                               bonded  to  nitrogen   have  been  replaced  with
                               hydrocarbyl groups.

Silane - Saturated silicon hydrides, analogues of the alkanes; i.e. compounds of the general formula SinH2n+2. Silanes may be subdivided into silane, oligosilanes and polysilanes. Note: hydrocarbyl derivatives and other derivatives are often referred to loosely as silanes.

Substrate                  -   The material to be treated or applied to.

Surface active agent - The descriptive generic term for soaps and other materials that preferentially adsorb at interfaces as a result of the presence of both lyophilic and lyophobic structural units, the adsorption generally resulting in the alteration of the surface or interfacial properties of the system.

Surfactant                 -   The term for "surface active agents."

Tertiary  amine -  Derivatives  of  ammonia,  NH3,  in  which  all  three of the hydrogens  bonded to nitrogen have been replaced with  hydrocarbyl  groups.
                                                    E.g. (CH3)3N trimethylamine.

                                 C O N T E N T S



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Report of Independent Certified Public Accountants                           F-1

Financial Statements

       Balance Sheets as of June 30, 1996, 1997, and 1998                    F-2

       Statements of Operations for the year
       ended June 30, 1996, 1997, and 1998                                   F-3

       Statement of Stockholders Equity (deficit) for
       the year ended June 30, 1996, 1997, and 1998                          F-4

       Statements of Cash Flows for
       the year ended June 30, 1996, 1997, and 1998                          F-5

       Notes to Financial Statements                                         F-6

               Report of Independent Certified Public Accountants




Board of Directors
BioShield Technologies, Inc.


We have audited the accompanying balance sheets of BioShield Technologies, Inc., as of June 30, 1996, 1997 and 1998, and the related , stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioShield Technologies, Inc. as of June 30, 1996, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



GRANT THORNTON LLP



Atlanta, Georgia
August 5, 1998


The foregoing auditor's report is in the form which will be signed upon effectiveness of the offering contemplated and described in Note A to the financial statements.

/s/ Grant Thornton LLP




Atlanta, Georgia
August 5, 1998

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                   As of June 30, 1996, 1997 and 1998


                                     ASSETS


                                                                                      June 30,
                                                                   1996                 1997                  1998
                                                            -----------------     ----------------       ---------


CURRENT ASSETS

   Cash                                                   $        25,066      $       398,921    $          1,636
   Accounts receivable                                                  -               29,294             110,081
   Inventories                                                     38,034              142,194             157,784
   Prepaid expenses and other current assets                       11,791               20,068               2,500
                                                           --------------       --------------     ---------------
         Total current assets                                      74,891              590,477             272,001

PROPERTY AND EQUIPMENT, NET                                             -               42,657             104,711


DEPOSITS AND OTHER LONG-TERM

ASSETS                                                              2,847               59,804              60,911

                                                          $        77,738      $       692,938    $        437,623
                                                           ==============       ==============     ===============



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES


Notes payable                                          $             -            $       -         $      450,000
-  No-es 205,000 - other
   Accounts payable                                                44,951              168,880             309,538
   Accrued payroll                                                213,603              306,932             315,361
   Accrued interest payable                                             -                    -              18,377
                                                           --------------       --------------     ---------------

         Total current liabilities                                258,554              475,812           1,298,276

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock - no par value; 50,000,000
     shares authorized, 3,969,698, 4,364,421 and
     4,395,040 issued and outstanding at
     June 30, 1996, 1997 and 1998, respectively                   115,500              965,501           1,153,001
   Additional paid-in capital                                      60,000              122,400             329,050
   Deficit accumulated during the development
   stage                                                         (356,316)            (870,775)          (2,342,704)
--------                                                   --------------       --------------
                                                                 (180,816)             217,126            (860,653)
                                                           --------------       --------------     ---------------

                                                          $        77,738      $       692,938    $        437,623
                                                           ==============       ==============     ===============


        The accompanying notes are an integral part of these statements.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                    Years ended June 30, 1996, 1997 and 1998



                                                        June 1, 1995 (inception)       Year ended       Year ended
                                                             to June 30,                 June 30,         June 30,
                                            1996           1997           1998            1997             1998
                                       -------------- -------------  --------------  ------------- ----------

Net sales                              $          -  $    775,315    $   1,237,786   $    775,315  $       462,471
Cost of sales                                     -       315,822          470,480        315,822          154,658
                                        -----------   -----------     ------------    -----------   --------------

     Gross profit                                 -       459,493          767,306        459,493          307,813


Operating expenses

   Marketing and selling                      5,608       218,995          691,940        213,387          472,945
General and administrative                  195,515       895,699        2,030,411        700,184        1,134,712
   Research and development                 185,094       258,876          416,128         73,782          157,252
                                        -----------   -----------     ------------    -----------   --------------
                                            386,217     1,373,570        3,138,479        987,353        1,764,909
                                        -----------     ---------     ------------    -----------   --------------

         Loss from operations              (386,217)     (914,077)      (2,371,173)      (527,860)      (1,457,096)

Other income (expense)
   Consulting income, net of consulting

     expenses of $19,474 and $62,227
     for the periods ended June 30,

     1997 and 1996, respectively             29,901        39,908           39,908         10,007                -
-  In3,394t income                            6,938         3,394            3,544
   Interest expense                               -             -          (18,377)             -          (18,377)
                                        -----------   -----------     ------------    -----------    -------------

                                             29,901        43,302           28,469         13,401          (14,833)
                                        -----------   -----------     ------------    -----------    -------------

         Net loss before income taxes      (356,316)     (870,775)      (2,342,704)      (514,459)      (1,471,929)


Income tax (expense) benefit                      -             -                -              -                -
                                        -----------   -----------     ------------    -----------    -------------


         Net loss                      $   (356,316)$    (870,775)   $  (2,342,704)  $   (514,459)  $   (1,471,929)
                                        ===========   ===========     ============    ===========    =============


Net loss per common share

Basic                                      $  (0.09)     $ (0.21)           (0.53)        $(0.12)$          (0.33)
                                           ==========       ======          ======          =====      ===========

Weighted average common
   shares outstanding                     3,917,177     4,150,720        4,395,040      4,150,720        4,395,040
                                        ===========   ===========     ============    ===========    =============







        The accompanying notes are an integral part of these statements.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                    Years ended June 30, 1996, 1997 and 1998

                                                                                         Deficit
                                                                                        accumulated

                                                Common stock            Additional      during the
                                               no par value               paid-in       development
                                           Shares        Amount           capital         stage             Total

Balance at June 1, 1995                         -  $          -   $          -   $              -   $          -
Proceeds from original issuance
   of shares                               3,907,086           500              -               -              500
Proceeds from issuance of shares
   under a private placement offering         62,612       115,000              -               -          115,000
Issuance of stock warrants for
   services rendered                               -             -         60,000               -           60,000
Net loss - June 1, 1995 (inception)
   through June 30, 1996                           -             -              -        (356,316)        (356,316)
                                         -----------   -----------    -----------    ------------      -----------

Balance at June 30, 1996                   3,969,698       115,500         60,000        (356,316)        (180,816)

Proceeds from issuance of shares
   under a private placement offering        149,723       275,001              -               -           275,001
Proceeds from issuance of shares
   under a private placement offering        245,000       600,000              -               -           600,000
Stock issuance costs related to
   private placement offerings                     -       (25,000)             -               -           (25,000)
Issuance of stock warrants for
   services rendered                               -             -         62,400               -            62,400
Net loss for the year ended
   June 30, 1997                                   -             -              -        (514,459)         (514,459)
                                        ------------   -----------    -----------    ------------      ------------

Balance at June 30, 1997                   4,364,421       965,501        122,400        (870,775)          217,126

Proceeds from issuance of shares

   under private placement offering           30,619       187,500              -               -           187,500
Issuance of stock options for
   services rendered                               -             -        156,650               -           156,650
Contribution to capital                            -             -         50,000               -            50,000
Net loss for the period ended
June 30, 1998                                      -             -              -      (1,471,929)       (1,471,929)
                                        ------------   -----------    -----------    ------------      ------------

Balance at June 30, 1998                   4,395,040  $  1,153,001   $    329,050   $  (2,342,704)    $    (860,653)
                                        ============   ===========    ===========    ============      ============



        The accompanying notes are an integral part of these statements.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                    Years ended June 30, 1996, 1997 and 1998

                                                   June 1, 1995 (inception)           Year ended        Year ended
                                                         to June 30,                    June 30,          June 30,
                                            1996           1997           1998            1997             1998
                                       -------------- -------------  --------------  -------------     ----------


Cash flows from operating activities:

   Net loss                              $ (356,316)   $ (870,775)    $ (2,342,704)   $ (514,459)    $ (1,471,929)
   Adjustments to reconcile net loss

     to net cash used in operating
      activities:
       Depreciation and amortization

         expense                              1,504       18,040           32,466          16,536           14,426
       Issuance of stock and stock
         options for services rendered       60,000      122,400          279,050          62,400          156,650
       Changes in operating assets

         and liabilities:
           (Increase) decrease in:

    Accounts receivable                           -      (29,294)        (110,081)        (29,294)         (80,787)
              Inventory                     (38,034)    (142,194)`       (157,784)       (104,160)         (15,590)
              Prepaid expenses and
                other current assets        (12,862)     (34,310)         (16,742)        (21,448)          17,568
              Stock issuance costs                -       42,000          (42,000)        (42,000)               -
              Deposits and other
              Assets                         (3,280)     (18,667)         (19,774)        (15,387)          (1,107)
           Increase in:
              Accounts payable               44,951      168,880          309,538         123,929          140,658
              Accrued liabilities and
                payroll                     213,603      306,932          333,738          93,329           26,806
                                        -----------   ----------      -----------    ------------    -------------
         Net cash used in operating
              activities                    (90,434)   (520,988)       (1,734,293)       (430,554)      (1,213,305)
                                            -------    --------       -----------      ----------      -----------
Cash flows from investing activities:
 Capital enditures                                -     (45,592)         (122,072)        (45,592)         (76,480)
                                            -------     --------       ----------      -----------        --------

Cash flows from financing activities:

   Proceeds from debt                             -            -          655,000               -          655,000
   Contribution to capital                                                 50,000                           50,000
   Private offering of stock, net           115,500      965,501        1,153,001         850,001          187,500
                                        -----------   ----------      -----------    ------------    -------------

         Net cash provided by

           financing activities             115,500      965,501        1,858,001         850,001          892,500
                                        -----------   ----------      -----------    ------------    -------------


         Net increase (decrease) in

           cash                              25,066      398,921            1,636         383,855         (397,285)

Cash at beginning of period                       -            -                -          25,066          398,921
                                        -----------   ----------      -----------    ------------    -------------
Cash at end of period                  $     25,066  $   398,921     $      1,636   $     398,921   $        1,636
                                        ===========   ==========      ===========    ============    =============


        The accompanying notes are an integral part of these statements.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                    Years ended June 30, 1996, 1997 and 1998



 NOTE A - NATURE OF OPERATIONS

   BioShield Technologies, Inc. (the "Company") was incorporated on June 1, 1995. The Company was formed to develop, manufacture and distribute certain antimicrobial agents and products. Patents for these new agents and products are currently pending. The Company is in the process of developing distribution channels for these products throughout the United States and internationally.


   The Company is in the development stage and its efforts though June 30, 1998, have been principally devoted to organizational activities, raising capital, regulatory approvals, research and development and further investigation into new markets.


   During the next fiscal year, the Company is planning an initial public offering.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   1.   Cash and Cash Equivalents


   The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the relatively short-term nature of the instruments.


   2.Revenue Recognition

   The Company recognizes revenue and provides for the estimated cost of returns and allowances in the period the products are shipped and title transfers to the customer.

   3.   Inventories

   Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist primarily of raw materials, work in progress and finished goods.

   4.  Property, Equipment and Depreciation


Property and equipment are recorded at historical cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Depreciation expense related to property and equipment charged to operations was approximately $0, $3,000 and $14 000 for the periods ended 1996, 1997 and 1998, respectively.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued


   4.  Property, Equipment and Depreciation - Continued

       Estimated service lives are as follows:

       Office Equipment                                                  3 years

       Machinery, leasehold improvements,
         furniture and equipment                                      5-10 years


   5.Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   6.Income Taxes

   The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

   7.Research and Development Costs


   The costs of research and development and consumable supplies and materials to be used for the development of the Company's intended products are expensed when incurred. Research and development expense was $185,094, $73,782 and $157,252 for the periods ending June 30, 1996, 1997 and 1998, respectively. Research and development expense for the period ended June 30, 1996, included $120,000 of certain officers' compensation that related to conceptual formulation, testing and design of product alternatives.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

   8. Advertising Costs

   The Company expenses the cost of advertising the first time advertising takes place. Costs of developing advertising materials are expensed at the time the advertising materials are produced and distributed to customers. Advertising expense was $0, $69,932 and $228,192 for the periods ended June 30, 1996, 1997 and 1998, respectively.

   9. General and Administrative Costs


   General and administrative costs include, among other things, the cost of testing and consulting related to filings with the Environmental Protection Agency (EPA) and patent filings as well as professional fees associated with private placement offerings and the Company's proposed initial public offering.


   10. Reverse Stock Split

   Effective December 11, 1997, the Company's shareholders approved a reverse split, which had the following effect on all outstanding securities:


         Common stock      -       2.45 for 3.00
         Warrants          -        1 for 2

   The exercise price on all warrants issued prior to December 11, 1997 was reduced to $0.50 in connection with the reverse split.

   All share and per share amounts and option and warrant amounts have been restated retroactively to reflect these reverse splits.


   11. Loss Per Common Share

   Basic loss per common share has been calculated using the weighted average number of shares of common stock outstanding during each period as adjusted for the reverse split as discussed in Note B-10. Diluted loss per common share is not disclosed because the effect of the exchange or exercise of common stock equivalents would be anti-dilutive.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE C - INVENTORIES

   Inventories consist of the following:



                                                                        June 30,          June 30,        June 30,
                                                                         1996                1997          1998

     Raw Materials                                                    $     27,155     $    100,146    $    83,482
     Work in Progress                                                       10,879           30,828         42,893
     Finished Goods                                                              -           11,220         31,409
                                                                       -----------      -----------     ----------

                                                                      $     38,034     $    142,194    $   157,784
                                                                       ===========      ===========     ==========

NOTE D - PROPERTY AND EQUIPMENT
   Property and Equipment consists of the following:


                                                                        June 30,          June 30,        June 30,
                                                                         1996                1997          1998

     Leasehold improvements                                           $          -     $          -    $    33,385
     Office furniture and equipment                                              -           23,890         28,433
     Machinery and equipment                                                     -           21,702         60,254
                                                                       -----------      -----------     ----------
         Total property and equipment                                            -           45,592        122,072
     Less accumulated depreciation                                               -           (2,935)       (17,361)
                                                                       -----------      -----------     ----------

                                                                      $          -     $     42,657    $   104,711
                                                                       ===========      ===========     ==========

NOTE E - COMMITMENTS AND CONTINGENCIES
   Operating Leases


The Company leases certain office and operating facilities and certain equipment under operating lease agreements that expire on various dates through 2000 and require the Company to pay all maintenance costs. Rent expense under these leases was $0, $16,133 and $64,835 for the years ended June 30, 1996, 1997 and 1998, respectively.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE E - COMMITMENTS AND CONTINGENCIES - Continued

   Commitments under noncancelable operating leases are summarized as follows:

         Fiscal Year:

              1999                                    $      67,833
              2000                                           61,770
              2001 and Thereafter                             4,860
                                                       ------------

              Total                                   $    134,463
                                                      ============



NOTE F - STOCKHOLDERS' EQUITY

   Warrants


At June 30, 1997, warrants for the purchase of 959,004 shares had been issued in connection with various private placement offerings. In connection with the reverse split discussed in Note B-10, the restated number of warrants outstanding at June 30, 1997 was 479,502, with an exercise price of $0.50. The expiration date was also restated to reflect a five-year term expiring in April 2003. In connection with a private placement offering during the year ended June 30, 1998, warrants for the purchase of 490,000 shares were issued with an exercise price ranging from $5.25 (Initial Public Offering Price) to $5.78 (110% of Initial Public Offering Price) expiring April 2003. Also, during the year ended June 30, 1998, warrants for the purchase of 18,750 shares were issued in connection with private placement offerings. These warrants have a five-year term and an exercise price of $0.50.


   Warrants Issued for Services in Lieu of Cash


   During the year ended June 30, 1997, warrants to purchase 150,000 shares were issued to consultants at an exercise price of $0.50. The Company recorded
   $62,400 of expense during the year ended June 30, 1997, as a result of issuing these warrants.


   Options

   During 1996, the Company implemented a directors' stock option plan covering all members of the Company's board of directors. The provisions of this plan included a grant of options to acquire 120,000 shares of common stock at an exercise price of $2.00 per share for the period ended June 30, 1996. The Company recorded $60,000 of expense during the period ended June 30, 1996 as a result of granting these options.

   No options were granted during the year ended June 30, 1997.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE F - STOCKHOLDERS' EQUITY - Continued

   Options - Continued


   During the year ended June 30, 1998, the Company issued options to purchase 120,000 shares of common stock at an exercise price of $5.00 per share to two members of its advisory board. The options vest over a three-year period allowing each optionee to acquire 20,000 shares beginning on each anniversary date of the grant and expiring five years from the date of grant.

   The Company also issued options to employees for 30,000 shares of common stock at an exercise price of $1.00 per share. The Company uses the intrinsic value method in accounting for its stock option plan. In applying this method, compensation cost of $156,650 has been recognized in the accompanying financial statements for the year ended June 30, 1998. No compensation cost was recognized for the period ended June 30, 1997. Had compensation cost for the Company's stock options plans been determined based on the fair value at the grant dates for awards under this plan, the Company's net loss and loss per share would have resulted in the pro forma amounts indicated below:

                                                    June 30, 1996            June 30, 1997       June 30,1998
                                                     -------------       ---------------------------------

     Net loss              As reported               $  (356,316)             $  (514,459)      $ (1,471,929)
                             Pro forma                  (371,616)                (527,847)        (1,471,929)

     Net loss per

     common share         As reported                 $   (0.09)               $   (0.12)            $(0.33)
                           Pro forma                      (0.09)                   (0.12)             (0.33)


   For purposes of the pro forma amounts above, the fair value of each option grant was estimated by reference to other equity instruments issued during the period to non-employees.

   In addition, warrants to purchase 75,000 shares of common stock have been reserved for the Company's underwriters in connection with the Company's proposed initial public offering. The vesting of these warrants is contingent upon a certain level of net proceeds obtained from the offering.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998


NOTE F - STOCKHOLDERS' EQUITY - Continued

   Stock option and warrant transactions are summarized as follows:



                                            Year ended           Year ended                  Year ended
                                           June 30, 1996       June 30, 1997               June 30, 1998
                                         ------------------  -----------------           -----------------

                                               Weighted                 Weighted                    Weighted
                                               Average                  average                     average
                                               Exercise                exercise                    exercise
                                       Shares   price     Shares         price           Shares      price


   Outstanding, beginning of period     -  $      -       120,000      $  2.00          749,502      $ 0.74
   Issued in connection with private
     placement offerings                -         -       479,502         0.50          450,000        5.25
   Issued in connection with
     private placement offering         -         -             -            -           40,000        5.78
   Issued in connection with
     private placement offering         -         -             -            -           18,750        0.50
   Issued to non-employees for
   services  rendered                   -         -        150,000        0.50              -           -
   Issued to employees                  -         -             -            -           30,000        1.00
   Issued to advisory board       120,000       2.00            -            -          120,000        5.00
   Exercised                            -         -             -            -                -         -
   Canceled                             -         -             -            -                -         -
                                  -------   -------       ----------    ------      -----------       ------

   Outstanding, end of period     120,000  $    2.00      749,502      $  0.74       1,408,252       $ 2.69
                                  =======   ========      =======       ======       =========        =====

The weighted average remaining contractual life of options and warrants outstanding is approximately 4.5 years as of June 30, 1998.

NOTE G - INCOME TAXES

   The Company's temporary differences result in a deferred income tax asset which is reduced to zero by a related valuation allowance, summarized as follows:


                                                                        June 30,          June 30,         June 30,
                                                                          1996              1997             1998

   Deferred income tax assets:


     Operating loss carryforwards                                     $    30,767     $    163,918     $   658,883
     Payroll accruals                                                      81,169          116,634         119,837
Options for services                                                       22,800           46,512         106,039
                                                                       ----------      -----------      ----------
       Gross deferred tax assets                                          134,736          327,064         884,759
       Deferred tax asset valuation allowance                            (134,736)        (327,064)       (884,759)
                                                                       ----------      -----------      ----------

       Net deferred income tax asset                                  $         -     $          -     $         -
                                                                       ==========      ===========      ==========

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE G - INCOME TAXES - Continued


   The income tax provisions for the years ended June 30, 1996, June 30, 1997 and 1998, differ from the amounts determined by applying the applicable U.S. statutory federal income tax rate to pretax results of operations. These differences are a result of applying valuation allowances against the deferred tax assets.

   Reconciliations of statutory Federal tax rates to the effective tax rate for the years ended June 30, 1996, 1997 and 1998 are as follows:

                                                                         June 30,        June 30,         June 30,
                                                                          1996              1997           1998

     Income tax benefit at applicable Federal rate of 34%            $    121,147     $    174,916     $    500,456
     State tax benefit, net of Federal income tax effect                   14,253           20,578           58,877
     Other                                                                   (664)          (3,166)          (1,638)
                                                                          134,736          192,328          557,695
     Increase in deferred income tax asset valuation allowance           (134,736)        (192,328)        (557,695)
                                                                      -----------      -----------      -----------


     Net income tax benefit                                          $          -     $          -     $          -
                                                                      ===========      ===========      ===========


   At June 30, 1998, the Company had operating loss carryforwards for U.S. income tax purposes of approximately $1,700,000 available to reduce future taxable income. These loss carryforwards will expire in fiscal years 2011 through 2013.

NOTE H - SIGNIFICANT CUSTOMERS

During 1997, the Company entered into sales agreements with two customers that include provisions for certain exclusive marketing rights and preferential payment terms. These agreements range from one to three years and provide for minimum purchase commitments on behalf of these customers. Sales to these customers totaled approximately $555,000 or 72% of total sales during the year ended June 30, 1997. Sales to two customers totaled approximately $151,000 or 33% of total sales for the year ended June 30, 1998. No other customer represented more than 10% of sales during this period.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                    Years ended June 30, 1996, 1997 and 1998



NOTE I - NEW ACCOUNTING PRONOUNCEMENT


   Statement of Financial Accounting Standards (SFAS) 131, Disclosure About Segments of An Enterprise and Related Information, which is effective for fiscal years beginning after December 15, 1997 requires companies to report information about an entity's different types of business activities and the different economic environments in which it operates, referred to as operating segments. Management does not expect the adoption of this SFAS to have a material impact on the Company's results of operations or its financial condition.



NOTE J - CONTINUED OPERATIONS


   The Company's continued existence as a going concern is ultimately dependent upon the success of future operations and its ability to obtain additional financing. As shown in the financial statements, the Company incurred losses of $356,316, $514,459 and $1,471,929 for the periods ended June 30, 1996,
   1997 and 1998, respectively. Management believes that its ability to generate sufficient revenues may depend on the success of a proposed initial public offering. The Company is dependent on the proceeds of this offering in order to continue operations.



NOTE K - NOTES PAYABLE


Notes payable consist of ninety $5,000 notes payable to individuals totaling $450,000 at June 30, 1998. The notes are due the earlier of the completion of a successful initial public offering or March 2001. The notes bear interest at 10% per annual during the first twelve months, 13% per annum during the second twelve months, and 15% per annum during the third twelve months. In connection with these notes, 90 warrants for the purchase of 450,000 shares at an exercise price of $5.25 (Initial Public Offering) were issued (see Note F). The value attributable to these warrants is not significant to the accompanying financial statements and accordingly, the value has not been included therein.

   Other notes payable consists of a $80,000 note payable to a relative of a principle stockholder bearing interest at 8% and maturing the earlier of a successful initial public offering or May 1999. Other notes payable also includes a $125,000 note payable to an individual bearing interest at prime plus 2% and maturing the earlier of a successful initial public offering or six months.

   The carrying value of notes payable approximates fair value due to the relatively short maturities of the notes.

                          BioShield Technologies, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                    Years ended June 30, 1996, 1997 and 1998


NOTE L - RELATED PARTY TRANSACTIONS AND SUBSEQUENT EVENT

   In June 1998, a principal stockholder contributed $50,000 to additional paid-in capital of the Company without further consideration.

   Subsequent to June 30, 1998, two principal stockholders contributed $325,000 to additional paid-in capital of the Company without further consideration.

   Subsequent to June 30,1998, warrants for the purchase of 449,085 shares were exercised at an exercise price of $0.50 per share generating additional equity of $224,542.

     No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any
Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.


                                                                 750,000
                                                                  UNITS
                                                         EACH UNIT CONSISTING OF
TABLE OF CONTENTS                                     TWO SHARES OF COMMON STOCK
                                                 PAGE           AND TWO
                                                          REDEEMABLE COMMON

Additional Information....................        2            STOCK
                                                          PURCHASE WARRANTS
Prospectus Summary........................        3
Risk Factors..............................        6
Use of Proceeds...........................       13
Dividend Policy...........................       14             BIOSHEILD
Dilution..................................       15            TECNOLOGIES

Short term Debt and Capitalization........       16
Management's Discussion and...............                   OFFERING PRICE
 Analysis of Financial Condition                             $  PER UNIT
 and Results of Operation.................       17
Business..................................       19
Management................................       33
Principal Shareholders....................       40
Certain Relationships
   and Related Transactions...............       41           PROSPECTUS
Description of Securities.................       42
Shares Eligible For Future Sale...........       44               ,1998

Underwriting..............................       45        Tejas Securities
                                                             Group, Inc.
Legal Matters.............................       47    Redstone Securities, Inc.
Experts...................................       47   Seaboard Securities , Inc.
Glossary..................................       48
Index to Financial Statements.............       49




 .........Until  ____ , 1998 (25 days  from  the  date of this  Prospectus),  all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when
acting  as  Underwriters  and  with  respect  to  their  unsold   allotments  or
subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liability set forth in the Code, and (iv) for transactions from which the director derived an
improper  personal  benefit.   Article  VI  of  the  Registrant's   Articles  of
Incorporation contains a provision eliminating or limiting the personal liability of a director of the Registrant to the fullest extent authorized by the Georgia Business Corporation Code.

         In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Registrant for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Registrant. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Registrant may not indemnify any director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or
(ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction. Article 9 of the Registrant's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

         The Registrant may seek to purchase and maintain directors and officers liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions:


Securities and Exchange Commission filing                           $    7,967
NASDAQ fee                                                               7,738*
National Association of Securities Dealers, Inc. filing fee              3,201
Printing and engraving expenses                                         45,000*
Legal Fees and expenses                                                145,000*
Registrar and transfer agent fees                                        5,000*
Accounting fees and expenses                                            30,000*
Non-Accountable expense allowance                                      157,500
Blue sky fees and expenses                                              15,000*
Miscellaneous                                                            5,000*
                                                                      ---------

                                                            Total    $ 421,406 *


         *Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


         In November 1996, the Company sold 10 units to accredited investors, pursuant to the exemption from the registration requirements of the Securities Act afforded by ss.4(2) of the Act, each unit consisting of 16,667 shares, and two warrants, each warrant consisted of a right to purchase 16,667 shares of Common Stock at a purchase price of $1.50, totaling $250,001, pursuant to a private placement memorandum.

         From December 1996 to April 1997, the Company sold 24 units to accredited investors, pursuant to the exemption from the registration requirements of the Securities Act afforded by ss.4(2) of the Act, totaling $600,000. Each unit consisted of 12,500 common shares and two warrants, each warrant consisted of a right to purchase 12,500 shares of Common Stock at a purchase price of $2.00 per share, pursuant to a private placement memorandum.

         In July 1997, the Company sold 7 1/2 units to accredited investors pursuant to the exemption from the registration requirements of the Securities Act afforded by ss.4(2) of the Act. Each unit consisted of 5,000 shares of Common Stock and one warrant to purchase 5,000 shares at $5.00 per share totaling $187,500, pursuant to a private placement memorandum.

Prior to June 30, 1996, the Company sold an aggregate of 62,612 common shares to accredited investors pursuant to the exemption from the registration requirements of the securities Act afforded by S4(2) of the Act for cash of $115,000.
         On December 11, 1997, the Company  effected a 2.45-for-3  reverse stock
split of its Common Stock and each outstanding   warrant was adjusted
1 for 2 and to reduce the exercise price to $.50 per share of Common Stock. The shares issued in the reverse split did not require registration under the Securities Act in that the reverse split and warrant adjustment was not a "sale," "offer for sale" or "offer" as such terms are defined in the Securities Act.

         On February 27, March 16, and March 24, 1998, the Company sold 90 units to 12 investors for an aggregate of $450,000 or $5,000 per unit, with each unit consisting of (i) a $5,000 non-negotiable promissory note payable on the earlier of an initial public offering or three years from the date of issuance, and (ii) a warrant to purchase up to 5,000 shares of Common Stock at the initial public offering price beginning six months after the offering and ending five years after issuance (for a total of 90 warrants exercisable into 450,000 shares of Common Stock) (the "1998 Warrants"). First Atlanta Securities, LLC acted as the Company's placement agent with respect to the placement of the units and received $40,000 in cash and a warrant to purchase 40,000 shares of Common Stock at a price per share equal to 110% of the initial public offering price. The units and related placement agent's warrants were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by
Section 4(2) of the Act. All of such investors were accredited and were provided with a connection with the Company's proposed offering, the 1998 Warrants are subject to an unconditional one-year lock-up from the first trading day of this Offering which prevents a holder of the 1998 Warrants from exercising such warrants or otherwise transferring, conveying, or assigning such warrants for such one-year period.

ITEM 27.  EXHIBITS

Number            Description


Exhibit 1.1       Form of Underwriting Agreement (2)
Exhibit 1.2       Form of Underwriters' Warrant (2)
Exhibit 3.1       Amended and Restated Articles of Incorporation of the Company,
                 dated February 13, 1998 (2)
Exhibit 3.2       Bylaws of the Company (2)
Exhibit 4.1       Form of Stock Certificate (2)
Exhibit 4.2       Form of Unit Certificate (2)
Exhibit 4.3       Form of Unit Warrant Certificate (1)
Exhibit 4.4       Form of February/March 1998 Private Placement Investor
                  Warrant (2)
Exhibit 4.5       First Atlanta Warrant (2)
Exhibit 4.6       Form of Public Investor Warrant Agreement (2)
Exhibit 4.7 Form of November 1996 and December 1996 - April 1996 Private Placement Warrant (1)
Exhibit 4.8       Form of July 1997 Private Placement Warrant (1)
Exhibit 5.1       Opinion of Sims Moss Kline & Davis (2)
Exhibit 10.1 Employment Agreement between the Company and Timothy C. Moses, dated January 1, 1998 (2)
Exhibit 10.2 Employment Agreement between the Company and Jacques Elfersy, dated January 1, 1998 (2)
Exhibit 10.3 Employment Agreement between the Company and Joachim Berkner, dated January 1, 1998 (1)
Exhibit 10.4 Employment Agreement between the Company and William O. Hitt, dated March 11, 1998 (2)
Exhibit 10.5 Material Lease between the Company and Weeks Realty for Property in Norcross, Georgia, dated

                  April 24, 1997 (2)
Exhibit 10.6 Material Lease between the Company and Selig Enterprises for Property in Atlanta, Georgia, dated September 4, 1997 (2)

Exhibit 10.7 Marketing and Distribution Agreement between the Company and QVC, Inc., dated November 5, 1997 (2)
Exhibit 10.8 Sales Agreement between the Company and HealthSafe Environmental Products, Inc., dated February 6, 1997 (2)
Exhibit 10.9 Sales and Distribution Agreement between the Company and Concrete MicroTech, Inc., dated February 7, 1997 (2)

Exhibit 10.10      Sales Agreement between the Company and Sanitary Coating
                  Systems, Inc., dated November 13, 1997

                  (2)

Exhibit 10.11 Consulting Agreement between the Company and R.T.Consulting, dated December 5, 1997 (2)
Exhibit 10.12     Promissory Note between the Company and     Stephen M. Dale,
                  dated May 12, 1998 (2)
Exhibit 10.13     Agreement to provide Edgarization Services between the
                  Company and Revere Financial Group, Inc., dated May 28,1998(2)
Exhibit 10.14 Three Promissory Notes between the Company and in favor of Judy Turner, dated January 16, 1998, May 27, 1998, and June 5, 1998 (2)
Exhibit 10.15 1996 Director's Stock Option Plan and 1996 Director's Stock Option Agreement Pursuant to 1996
                  Director's Stock Option Plan (2)
Exhibit 10.16     1997 Stock Incentive Plan (2)

Exhibit 10.17 Patent Assignment Agreements by and among Jacques Elfersy, Joachim Berkner, Timothy C. Moses, and the Company, dated February 5, 1998 (1) (4)
Exhibit 10.18 Letter Agreement with Moran Marketing Company, Inc., dated September 8, 1998 (1)
Exhibit 10.19 Employment Agreement between the Company and Jeffrey A. Parker, dated September _____, 1998 (3)
Exhibit 10.20 Transfer Agent Agreement between the Company and American Securities Transfer & Trust, Inc., dated August 27, 1998 (1)
Exhibit 23.1      Form of Consent by Grant Thornton, LLP (2)
Exhibit 23.2      Consent of Sims Moss Kline & Davis LLP
                  (included in Exhibit 5.1) (2)


(1) Filed herewith
(2) Previously Filed
(3) To be filed by amendment

(4) Confidential treatment has been requested with respect to portions of this document. Omitted portions have been filed separately with the Securities and Exchange Commission.

ITEM 28.  UNDERTAKINGS.


         The Company hereby undertakes that

         (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (a)      Include any prospectus required under Section 10(a)
                 (3) of the Securities Act;

         (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 24 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company hereby undertakes that (i) for purposes of determining liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective; and
(ii) for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         The Company will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on September 9, 1998.

                                          BIOSHIELD TECHNOLOGIES, INC.
                                      By:  /s/ Timothy C. Moses*
                                    Timothy C. Moses, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                 Date




/s/ Timothy C. Moses*               President; Chief Executive Officer;      September _____, 1998
---------------------------

Timothy C. Moses  Director


/s/ Jacques Elfersy*                      Chairman of the Board;            September _____, 1998
Jacques Elfersy                         Vice President of Operations

                                       and Director of Regulatory Affairs;
                                        Chief Financial Officer



/s/ Carl T. Garner*                                  Director               September _____, 1998
---------------------------------------------------

Carl T. Garner


/s/ Michel Azran*                    Director             September _____, 1998
Michel Azran



* By Power of Attorney /s/  Timothy C. Moses
                            Timothy C. Moses